Exhibit 1.1

EXECUTION VERSION

AMERICAN AIRLINES, INC.

Pass Through Certificates, Series 2016-2AA

and

Pass Through Certificates, Series 2016-2A

UNDERWRITING AGREEMENT

Dated: As of May 2, 2016

AMERICAN AIRLINES, INC.

Pass Through Certificates, Series 2016-2AA

and

Pass Through Certificates, Series 2016-2A

Underwriting Agreement

May 2, 2016

To the Underwriters named in Schedule I hereto

Ladies and Gentlemen:

American Airlines, Inc., a Delaware corporation (the “Company”), proposes that Wilmington Trust Company, a Delaware trust company (“WTC”), acting not in its individual capacity but solely as pass through trustee (the “Trustee”) under the Pass Through Trust Agreement, dated September 16, 2014 (the “Basic Agreement”), as supplemented for the Company’s Pass Through Certificates, Series 2016-2AA (the “Class AA Certificates”) and the Company’s Pass Through Certificates, Series 2016-2A (the “Class A Certificates” and, together with the Class AA Certificates, the “Certificates”) to be purchased hereunder by a Trust Supplement No. 2016-2AA (the “Class AA Trust Supplement”) and a Trust Supplement No. 2016-2A (the “Class A Trust Supplement”), respectively, each between the Company and the Trustee (the Basic Agreement, as supplemented by the Class AA Trust Supplement or the Class A Trust Supplement, as applicable, being referred to herein collectively as the “Trust Agreements”), issue and sell to the underwriters named in Schedule I hereto (collectively, the “Underwriters”) the Class AA Certificates and the Class A Certificates, each in the aggregate face amount and with the interest rate and final expected distribution date set forth on Schedule B hereto on the terms and conditions stated herein.

The Class AA Certificates will represent interests in the Company’s 2016-2AA Pass Through Trust (the “Class AA Trust”) and the Class A Certificates will represent interests in the Company’s 2016-2A Pass Through Trust (the “Class A Trust” and, together with the Class AA Trust, the “Trusts”), each established pursuant to the applicable Trust Agreement to fund the purchase of equipment notes (the “Equipment Notes”) to be issued by the Company in connection with the financing of (a) eleven Airbus A321-231S aircraft either delivered new to the Company from November 2015 to December 2015 or newly manufactured and scheduled for delivery to the Company from May 2016 to August 2016, (b) seven Boeing 737-823 aircraft either delivered new to the Company in December 2015 or newly manufactured and scheduled for delivery to the Company from May 2016 to August 2016, (c) two Boeing 777-323ER aircraft delivered new to the Company from February 2016 to March 2016 and (d) two Boeing 787-8 aircraft newly manufactured and scheduled for delivery to the Company in May 2016 (each such aircraft, an “Aircraft” and collectively, the “Aircraft”). Subject to the terms and conditions of the Note Purchase Agreement (as defined below) and the relevant participation agreements between the Company and WTC, as Trustee, Loan Trustee and Subordination Agent (each, a “Participation Agreement”), the Equipment Notes will be issued initially in three series under 22 separate Indenture and Security Agreements between WTC, as Loan Trustee (the “Loan Trustee”), and the Company (each, including any supplements thereto, an “Indenture” and, collectively, the “Indentures”).

1

The cash proceeds from the sale of the applicable Certificates by each Trust will be paid to Wilmington Trust, National Association (“WTNA”), acting as escrow agent (the “Escrow Agent”), under separate Escrow and Paying Agent Agreements, to be dated as of the Closing Date, among the Escrow Agent, the Underwriters, the Trustee and WTC, as paying agent (the “Paying Agent”), for the benefit of the holders of the Certificates issued by such Trust (each, an “Escrow Agreement” and, collectively, the “Escrow Agreements”). The Escrow Agent will deposit such cash proceeds (the “Deposits”) with Citibank, N.A. (the “Depositary”), in accordance with separate deposit agreements, to be dated as of the Closing Date, between the Escrow Agent and the Depositary relating to each Trust (each, a “Deposit Agreement” and, collectively, the “Deposit Agreements”), and will withdraw Deposits upon request to allow the Trustee of such Trust to purchase Equipment Notes in respect of the Aircraft from time to time pursuant to a Note Purchase Agreement, to be dated as of the Closing Date, among the Company, the Trustee, the Subordination Agent (as defined below), the Escrow Agent and the Paying Agent (the “Note Purchase Agreement”). With respect to each Certificate, the applicable Escrow Agent will issue a receipt to be attached to such Certificate (each an “Escrow Receipt”) representing a fractional undivided interest of the holder of such Certificate in amounts deposited with the Depositary on behalf of such Escrow Agent and will pay to such holders through the applicable Paying Agent interest accrued on the Deposits and received by such Paying Agent pursuant to the applicable Deposit Agreement at a rate per annum equal to the interest rate applicable to such Certificate.

Certain amounts of interest payable on the applicable Certificates issued by each Trust will be entitled to the benefits of separate liquidity facilities. KfW IPEX-Bank GmbH (the “Liquidity Provider”), and the Subordination Agent will enter into separate revolving credit agreements with respect to each Trust (each a “Liquidity Facility” and, collectively, the “Liquidity Facilities”) to be dated as of the Closing Date, for the benefit of the holders of the Class AA Certificates and the Class A Certificates, as applicable. The Liquidity Provider and the holders of the Certificates will be entitled to the benefits of an Intercreditor Agreement, to be dated as of the Closing Date (the “Intercreditor Agreement”), among the Trustee, the Liquidity Provider and WTC, as subordination agent and trustee thereunder (the “Subordination Agent”).

As used herein, unless the context otherwise requires, the term “Underwriters” shall mean the firms named as Underwriters in Schedule I hereto, and the terms “you” and the “Representatives” shall mean Credit Suisse Securities (USA) LLC (“Credit Suisse”) and Deutsche Bank Securities Inc. (“Deutsche Bank”).

Capitalized terms not otherwise defined in this underwriting agreement (this “Agreement”) shall have the meanings specified therefor in the Trust Agreements or the Intercreditor Agreement; provided that, as used in this Agreement, the term “Operative Documents” shall mean the Intercreditor Agreement, the Liquidity Facilities, the Participation Agreements, the Indentures, the Trust Agreements, the Escrow Agreements, the Deposit Agreements and the Note Purchase Agreement.

2

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-194685-01) relating to the Company’s pass through certificates (including the Certificates) and other securities (collectively, the “Securities”) and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time and the documents otherwise deemed to be a part thereof or included therein by the rules and regulations under the Securities Act, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” As provided in Section 3(a) hereof, promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus relating to the Certificates in accordance with the provisions of Rule 430B under the Securities Act (“Rule 430B”) and paragraph (b) of Rule 424 under the Securities Act (“Rule 424”). Any information included in such final prospectus that was omitted from the Original Registration Statement but that is deemed to be part of and included in such registration statement pursuant to Rule 430B(f) is referred to as the “Rule 430B Information.”

The term “Statutory Prospectus” means the preliminary prospectus supplement relating to the Certificates that omits Rule 430B Information, together with the base prospectus included in the Original Registration Statement, and including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act immediately prior to the Applicable Time (as defined below).

The term “Final Prospectus” means the final prospectus supplement relating to the Certificates and the base prospectus, collectively, in the form first filed pursuant to Rule 424(b) after the execution of this Agreement, which includes the Rule 430B Information, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act.

Any reference to any amendment or supplement to the Final Prospectus shall be deemed to refer to and include any document incorporated by reference after the date of such Final Prospectus. Any reference to any amendment to the Registration Statement shall be deemed to include any document incorporated by reference after the effective time of such Registration Statement.

The term “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act (“Rule 433”), relating to the public offering of the Certificates.

The term “Applicable Time” shall mean 4:59 p.m. (New York Time) on May 2, 2016.

The terms of the public offering of any of the Certificates are set forth in the General Disclosure Package relating thereto and the Final Prospectus. The term “General Disclosure Package” means the Statutory Prospectus and the Issuer Free Writing Prospectuses identified in item 1 of Schedule A hereto, all considered together.

3

1. Representations and Warranties. (a) The Company represents and warrants to, and agrees with, each Underwriter that:

(i) Form S-3 Eligibility. The Company meets the requirements for use of Form S-3 under the Securities Act.

(ii) Effective Registration Statement. The Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act (“Rule 405”)) eligible to use the Registration Statement as an automatic shelf registration statement; the Registration Statement has been filed with the Commission, became effective upon filing under Rule 462(e) under the Securities Act and is an “automatic shelf registration statement” as defined in Rule 405; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the use of the automatic shelf registration statement form; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission; no order preventing or suspending the use of the Statutory Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission; any request on the part of the Commission for additional information has been complied with to the reasonable satisfaction of counsel to the Underwriters, and the Final Prospectus containing the Rule 430B Information shall be filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B). At the respective times the Original Registration Statement and each amendment thereto became effective, at any deemed effective date pursuant to Rule 430B(f)(2) and at the Closing Time, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the rules and regulations under the Securities Act (the “Securities Act Regulations”) and the Trust Indenture Act of 1939, as amended (the “TIA”), and the rules and regulations under the TIA. At the deemed effective date, pursuant to Rule 430B(f)(2), the Registration Statement did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the representations and warranties in this Section 1(a)(ii) shall not apply to statements in or omissions from the Registration Statement, the General Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use therein (it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information separately identified to the Company) or to those parts of the Registration Statement constituting a Statement of Eligibility and Qualification under the TIA (Form T-1) of a trustee pursuant to an indenture.

(iii) Final Prospectus and General Disclosure Package. Neither the Final Prospectus nor any amendments or supplements thereto, at the time the Final Prospectus or any such amendment or supplement is issued and at the Closing Time, will include an untrue statement of a material fact or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Final Prospectus will comply when filed with the Commission in all material

4

respects with the Securities Act Regulations and each of the Statutory Prospectus and the Final Prospectus delivered to the Underwriters for use in connection with this offering was or will be, as the case may be, identical to the electronically transmitted copies thereof filed with the Commission’s Electronic Data Gathering Analysis and Retrieval system (“EDGAR”), except to the extent permitted by Regulation S-T or required under Rule 424(e) under the Securities Act; the General Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement or the Statutory Prospectus or that will conflict with the information contained in the Final Prospectus that has not been superseded or modified; provided, however, that the representations and warranties in this Section 1(a)(iii) shall not apply to statements in or omissions from the Registration Statement, the General Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use therein (it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information separately identified to the Company) or to those parts of the Registration Statement constituting a Statement of Eligibility and Qualification under the TIA (Form T-1) of a trustee pursuant to an indenture.

(iv) Incorporated Documents. The General Disclosure Package and the Final Prospectus as delivered from time to time shall incorporate by reference (A) the most recent Annual Report on Form 10-K, as amended, filed by the Company with the Commission, (B) the Quarterly Report on Form 10-Q for the period ended March 31, 2016, (C) each Current Report on Form 8-K filed (not furnished) by the Company with the Commission on or after January 1, 2016 and (D) such other reports as are specifically incorporated by reference in the General Disclosure Package and the Final Prospectus (the “Incorporated Documents”). The Incorporated Documents filed on or before the date hereof or hereafter are referred to herein as the “SEC Reports.” The Incorporated Documents at the time they were or hereafter are filed with the Commission, or if amended, as so amended, complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable rules and regulations of the Commission thereunder (the “Exchange Act Regulations”).

(v) Financial Statements; Pro Forma Financial Information. The consolidated financial statements of the Company, together with the related schedules and notes, included in the SEC Reports and incorporated by reference in the Registration Statement and the Statutory Prospectus and to be incorporated by reference in the Final Prospectus, present fairly, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholder’s equity and cash flows of the Company and its consolidated subsidiaries throughout the periods specified; and said financial statements have been or will be prepared in conformity with generally accepted accounting principles as in effect in the United States of America (“GAAP”) applied on a consistent basis during the periods involved (except as indicated in the footnotes to such financial statements). The consolidated financial statements of US Airways, Inc. (“US Airways”), together with the related schedules and notes, included in the

5

SEC Reports and incorporated by reference in the Registration Statement and the Statutory Prospectus and to be incorporated by reference in the Final Prospectus, present fairly, in all material respects, the consolidated financial position of US Airways and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholder’s equity and cash flows of US Airways and its consolidated subsidiaries throughout the periods specified; and said financial statements have been or will be prepared in conformity with GAAP applied on a consistent basis during the periods involved (except as indicated in the footnotes to such financial statements). The supporting schedules included in the SEC Reports and incorporated by reference in the General Disclosure Package and to be incorporated by reference in the Final Prospectus present fairly in accordance with GAAP the information required to be stated therein. The interactive data in eXtensible Business Reporting Language incorporated by reference in the General Disclosure Package and to be incorporated by reference in the Final Prospectus fairly presents the information called for in all material respects and is or will be prepared in accordance with the Commission’s rules and guidelines applicable thereto. The pro forma financial statements included or incorporated by reference in the Registration Statement and the Statutory Prospectus and to be incorporated by reference in the Final Prospectus have been or will be prepared in accordance with the Commission’s rules and guidance with respect to pro forma financial information, including rule 11-02 of Regulation S-X, and comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X. The assumptions used in preparing the pro forma financial statements included or incorporated by reference in the Registration Statement and the Statutory Prospectus and to be incorporated by reference in the Final Prospectus provide or will provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give or will give appropriate effect to those assumptions, and the pro forma columns therein reflect or will reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

(vi) Independent Accountants. Ernst & Young LLP, who audited the annual consolidated financial statements of the Company for the year ended December 31, 2013 that are incorporated by reference in the General Disclosure Package and the Final Prospectus, is an independent registered public accounting firm as required by the Securities Act, the Securities Act Regulations and the Public Company Accounting Oversight Board. KPMG LLP, who audited the annual consolidated financial statements of the Company for the years ended December 31, 2015 and December 31, 2014 that are incorporated by reference in the General Disclosure Package and the Final Prospectus, is an independent registered public accounting firm as required by the Securities Act, the Securities Act Regulations and the Public Company Accounting Oversight Board.

(vii) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Final Prospectus, except as otherwise stated therein or contemplated thereby, (A) there has been no material adverse change in the condition, financial or otherwise, or the earnings, results of operations or general affairs of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business (a “Material Adverse Effect”) and (B) there have been no transactions entered into by the Company or any of its subsidiaries other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries taken as a whole.

6

(viii) Good Standing of the Company. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus and to enter into and perform its obligations under, or as contemplated by, this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. The Company has no “significant subsidiaries” (as such term is defined in Rule 1-02 of Regulation S-X).

(ix) Capitalization. All of the issued and outstanding capital stock of the Company has been duly authorized and validly issued, is fully paid and non-assessable and is owned by American Airlines Group Inc. (“AAG”), free and clear of any recorded liens, encumbrances, equities or claims.

(x) Air Carrier Certification. The Company (A) is an “air carrier” within the meaning of 49 U.S.C. Section 40102(a)(2), (B) holds an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo and (C) is a “citizen of the United States” as defined in 49 U.S.C. Section 40102(a)(15).

(xi) Authorization of Agreements; Binding Obligations. This Agreement, the Equipment Notes and the Operative Documents to which the Company is, or is to be, a party have been duly authorized by the Company. This Agreement has been duly executed and delivered by the Company and each Operative Document (subject to the satisfaction of conditions precedent set forth in the Note Purchase Agreement and the Participation Agreements) to which the Company is to be a party will be at or prior to the applicable Closing Date (as defined in the applicable Participation Agreement) duly executed and delivered by the Company. The Equipment Notes will be (subject to the satisfaction of conditions precedent set forth in the Note Purchase Agreement and the Participation Agreements) duly executed and delivered by the Company at or prior to the applicable Closing Date (as defined in the applicable Participation Agreement). The Equipment Notes and each Operative Document to which the Company is, or is to be, a party, when duly executed and delivered by the Company, assuming that such document constitutes the legal, valid and binding obligation of each other party thereto, constitutes or will constitute, as the case may be, a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity. When executed, authenticated, issued and delivered in the manner provided for in the applicable Escrow Agreement, each Escrow Receipt will be legally and validly issued and will be entitled to the benefits of such Escrow

7

Agreement, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity. The Certificates, the Equipment Notes, the Escrow Receipts and the Operative Documents will conform in all material respects to the descriptions thereof in the General Disclosure Package and the Final Prospectus.

(xii) Certificates are Valid and Binding Obligations. When duly executed, authenticated and delivered by the Trustee in accordance with the terms of the applicable Trust Agreement and sold and paid for as provided in this Agreement, the Certificates will be validly issued pursuant to the applicable Trust Agreement and will constitute valid and binding obligations of such Trustee, enforceable against such Trustee in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity; and the holders of the Certificates will be entitled to the benefits of the applicable Trust Agreement.

(xiii) Equipment Notes are Valid and Binding Obligations. The Equipment Notes, when duly executed and delivered by the Company and when duly authenticated by the Loan Trustee in accordance with the terms of the related Indentures, will be duly issued under such Indentures and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and the holders thereof will be entitled to the benefits of the related Indentures, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity.

(xiv) Absence of Defaults and Conflicts. The Company is not in violation of its charter or by-laws or other constituting or organizational document or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement or other instrument binding upon the Company or to which any of the property or assets of the Company is subject, except for such defaults that would not reasonably be expected to result in a Material Adverse Effect and that would not affect the validity of the Equipment Notes or the Certificates; and the execution and delivery by the Company of this Agreement, the Equipment Notes and the Operative Documents to which it is, or is to be, a party, the consummation by the Company of the transactions herein and therein contemplated, and the compliance by the Company with its obligations hereunder and thereunder and the terms hereof and thereof do not and will not, whether with or without the giving of notice or passage of time or both, (i) conflict with or constitute a breach of, or default or a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any agreement or other instrument binding upon the Company (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that, singly or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect and that would not affect the validity of the Equipment Notes or the Certificates), (ii) result in a violation of the provisions of the certificate of incorporation or by-laws, as amended, or other constituting or organizational document of the Company, or (iii) result in a violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, governmental instrumentality or court, domestic or foreign, having

8

jurisdiction over the Company or any of its assets, properties or operations, except, in each case of this clause (iii), for such violations or defaults, that, singly or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect and that would not affect the validity of the Equipment Notes or the Certificates. As used herein, “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment prior to the stated maturity or date of mandatory redemption or repayment thereof of all or a portion of such indebtedness by the Company.

(xv) Absence of Labor Dispute. Other than as described in the General Disclosure Package and the Final Prospectus, no labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, which the Company expects to have a Material Adverse Effect.

(xvi) Absence of Proceedings. Other than as set forth in the General Disclosure Package and the Final Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against the Company or any of its subsidiaries which, in the judgment of the Company, is likely to result in a Material Adverse Effect.

(xvii) Absence of Further Requirements. No consent, approval, authorization, order or license of, or filing with or notice to, any government, governmental instrumentality, regulatory body or authority or court, domestic or foreign, is required for the valid authorization, issuance and delivery of the Certificates and the Equipment Notes, for the valid authorization, execution, delivery and performance by the Company of this Agreement, the Equipment Notes and the Operative Documents to which the Company is, or is to be, a party or for the consummation by the Company of the transactions contemplated by this Agreement, the Equipment Notes and the Operative Documents to which the Company is, or is to be, a party, except (A) such as has been already obtained or made, (B) such as are required under the Securities Act or the Securities Act Regulations or state securities laws in connection with the Registration Statement and (C) filings or recordings with respect to the Aircraft with the Federal Aviation Administration and registration with the International Registry and under the Uniform Commercial Code as in effect in Delaware.

(xviii) Investment Company Act. The Company is not, nor upon the issuance and sale of the Certificates as contemplated by this Agreement and the application of the net proceeds therefrom as described in the General Disclosure Package and the Final Prospectus will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”), nor will any of the Trusts or the escrow arrangements relating to any Trust contemplated by the Escrow Agreements be required to register as an “investment company” as defined in the 1940 Act. In making the foregoing determination, the Trusts are relying upon the exemption from registration set forth in Rule 3a-7 under the 1940 Act, although additional exemptions or exclusions may be available to the Trusts.

9

(xix) Environmental Laws. There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company (or, to the knowledge of the Company, any of its predecessors in interest), or at, upon or from any of the property now or previously owned or leased by the Company in violation of, and the Company has no liability under, any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit applicable to the Company, except for any violation, liability or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations, liabilities and remedial actions, a Material Adverse Effect; there has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind by the Company onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or with respect to which the Company has knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect. The terms “hazardous wastes,” “toxic wastes,” “hazardous substances” and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection or human health. In the ordinary course of its business, the Company conducts a periodic review of the effect of any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment, and hazardous and toxic substances and wastes, pollutants and contaminants (“Environmental Laws”) on the business, operations and properties of the Company, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities have not had and would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xx) Insurance. The Company carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties.

(xxi) Internal Controls. The Company maintains internal accounting controls which pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of its assets and that provide reasonable assurance (i) that transactions are executed in accordance with management’s authorization in all material respects, (ii) that transactions are recorded as necessary to permit preparation of its financial statements in conformity with generally accepted accounting principles and to maintain accountability for its assets, (iii) regarding prevention or timely detection of unauthorized acquisition, use or disposition of its assets that could have a material effect on the financial statements, and (iv) that interactive data in eXtensible Business Reporting Language incorporated by reference in each of the General Disclosure Package and the Final

10

Prospectus is prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company is not aware of any material weakness in its internal control over financial reporting that is reasonably likely to adversely affect its ability to record, process, summarize and report financial information.

(xxii) Disclosure Controls and Procedures. The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) of the Exchange Act) that have been designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and principal financial officer by others within those entities; such disclosure controls and procedures are effective.

(xxiii) No Unlawful Payments. Neither of the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has materially violated in the past five years or is in material violation of (1) laws relating to the use of any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (2) laws relating to direct or indirect unlawful payments to any foreign or domestic government official or employee from corporate funds, (3) the Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations thereunder or (4) laws relating to bribes, rebates, payoffs, influence payments, kickbacks or other unlawful payments. The Company has implemented compliance programs for purposes of (a) informing the appropriate officers and employees of the Company and its subsidiaries of the Company’s policies to ensure compliance with the laws described under (1) through (4) above, and (b) requiring such officers and employees to report to the Company any knowledge they may have of violations of the Company’s policies referred to above and no such reports have been made.

(xxiv) No Brokerage Commission; Finder’s Fee. To the best of the Company’s knowledge after due inquiry, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any of the Underwriters for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(xxv) Reporting Company. The Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

(xxvi) Well-Known Seasoned Issuer. (A)(i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption provided by Rule 163 under the Securities Act, the Company was a “well-known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405; and (B) at the time of filing the Original Registration Statement, at the earliest time thereafter

11

that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405.

(xxvii) Possession of Licenses and Permits. The Company possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies and third parties, governmental or otherwise necessary to conduct the business now operated by it as described in the General Disclosure Package and the Final Prospectus, except for such failures to possess Licenses as would not, singly or in the aggregate, result in a Material Adverse Effect; the Company is in compliance with the terms and conditions of all such Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Licenses are valid and in full force and effect, except where the invalidity of such Licenses or the failure of such Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and the Company has not received any notice of proceedings relating to the revocation or modification of any such Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxviii) Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxix) Sanctions. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Certificates hereunder, or lend, contribute or otherwise make available such proceeds to any of its subsidiaries, joint venture partners or any other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxx) Appraiser Independence. None of Aircraft Information Services, Inc., BK Associates Inc. and Morten Beyer & Agnew, Inc. (each, an “Appraiser” and, collectively, the “Appraisers”) is an affiliate of the Company or, to the knowledge of the company, has a substantial interest, direct or indirect, in the Company. To the knowledge of the Company,

12

none of the officers and directors of any of such Appraisers is connected to the Company or any of its affiliates as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

(b) The parties hereto agree that any certificate signed by any officer of the Company delivered to the Underwriters or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby as of the date or dates indicated in such certificate.

2. Purchase and Sale; Closing. (a) On the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, the Company agrees to cause the Trustee to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Trustee, at a purchase price of 100% of the face amount thereof, the aggregate face amount of Certificates set forth opposite the name of such Underwriter in Schedule I hereto. Concurrently with the issuance of the Certificates, the Escrow Agent shall issue and deliver to the Trustee the Escrow Receipts in accordance with the terms of the Escrow Agreements, which Escrow Receipts shall be attached to the related Certificates.

(b) Payment of the purchase price for, and delivery of, the Certificates (with attached Escrow Receipts) shall be made at the date, time and location or locations specified in Schedule II hereto, or at such other date, time or location or locations as shall be agreed upon by the Company and the Representatives, or as shall otherwise be provided in Section 7 hereof (such date being herein called the “Closing Date” and such time being herein called the “Closing Time”). Payment shall be made to or upon the order of the Trustee by federal funds wire transfer or transfer of other immediately available funds against delivery to the account of Deutsche Bank at The Depository Trust Company (“DTC”) for the respective accounts of the several Underwriters of the Certificates. Such Certificates (with attached Escrow Receipts) shall be registered in the name of Cede & Co. or in such other names, and in such authorized denominations as the Representatives may request in writing at least two full business days before the Closing Time. The certificates representing such Certificates (with attached Escrow Receipts), which may be in temporary form, will be made available for examination and packaging by the Representatives at the location or locations at which they are to be delivered at the Closing Time not later than 10:00 A.M. on the business day prior to the Closing Time.

(c) The Company will pay to Deutsche Bank at the Closing Time for the accounts of the Underwriters any fee, commission or other compensation which is specified in Schedule II hereto. Such payment will be made by federal funds wire transfer or transfer of other immediately available funds.

3. Covenants. The Company covenants with each Underwriter as follows:

(a) Immediately following the execution of this Agreement, the Company will (x) prepare the Final Prospectus that complies with the Securities Act and the Securities Act Regulations and which sets forth the face amount of the Certificates and their terms not otherwise specified in the basic prospectus relating to all offerings of pass through certificates under the Registration Statement, the name of each Underwriter participating in the offering and

13

the face amount of the Certificates that each severally has agreed to purchase, the name of each Underwriter, if any, acting as representative of the Underwriters in connection with the offering, the price at which the Certificates are to be purchased by the Underwriters from the Trustee, any initial public offering price, any selling concession and reallowance, and such other information as you and the Company deem appropriate in connection with the offering of the Certificates and (y) file all material required to be filed by the Company with the Commission pursuant to Rule 433(d) within the time required by such rule. The Company will promptly transmit copies of the Final Prospectus to the Commission for filing pursuant to Rule 424 and will furnish to the Underwriters as many copies of the Final Prospectus as you shall reasonably request.

(b) During the period when a prospectus (or in lieu thereof, a notice referred to in Rule 173(a) under the Securities Act (“Rule 173(a)”)) relating to the Certificates is required to be delivered under the Securities Act, the Company will promptly advise you of (i) the effectiveness of any amendment to the Registration Statement, (ii) the transmittal to the Commission for filing of any supplement to the Final Prospectus or any document that would as a result thereof be incorporated by reference in the Final Prospectus, (iii) any request by the Commission for any amendment of the Registration Statement or any amendment or supplement to the Final Prospectus or for any additional information relating thereto or to any document incorporated by reference therein, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Certificates for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or suspension and, if issued, to obtain as soon as possible the withdrawal thereof.

(c) If, at any time when a prospectus (or in lieu thereof, a notice referred to in Rule 173(a)) relating to the Certificates is required to be delivered under the Securities Act, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Final Prospectus to comply with the Securities Act or the Securities Act Regulations, the Company promptly will prepare and file with the Commission, subject to paragraph (d) of this Section 3, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance and the Company will use its reasonable efforts to have any such amendment to the Registration Statement or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Certificates). Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 4 hereof.

(d) At any time when a prospectus (or in lieu thereof, a notice referred to in Rule 173(a)) relating to the Certificates is required to be delivered under the Securities Act or the Securities Act Regulations, the Company will give you notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Final Prospectus, whether pursuant to the Exchange Act, the Securities Act or otherwise, will furnish

14

you with copies of any such amendment or supplement or other documents proposed to be filed within a reasonable time in advance of filing, and will not file any such amendment or supplement or other documents in a form to which you shall reasonably object.

(e) The Company has furnished or will furnish, if requested, to the Representatives and their counsel, without charge, conformed copies of the Original Registration Statement and of all amendments thereto, whether filed before or after such Registration Statement originally became effective (including exhibits thereto and the documents incorporated therein by reference) and the copies of the Original Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. So long as delivery of a Final Prospectus (or in lieu thereof, a notice referred to in Rule 173(a)) by the Underwriters may be required by the Securities Act, the Company will furnish as many copies of any Statutory Prospectus, the Final Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request and the Final Prospectus and any amendments or supplements thereto furnished to each Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T or required under Rule 424(e).

(f) The Company shall use its reasonable efforts, in cooperation with the Underwriters, to qualify the Certificates for offering and sale under the applicable securities laws of such states in the United States as the Underwriters may reasonably designate and will maintain such qualifications in effect so long as required in connection with the distribution of the Certificates; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any such jurisdiction in which it is not otherwise so subject.

(g) The Company shall use the proceeds received by it from the sale of the Equipment Notes in the manner to be indicated in the Final Prospectus under “Use of Proceeds.”

(h) The Company shall cooperate with the Underwriters and use its reasonable efforts to permit the Certificates to be eligible for clearance and settlement through the facilities of DTC.

(i) The Company, during the period when a Final Prospectus (or in lieu thereof, the notice referred to in Rule 173(a)) relating to the Certificates is required to be delivered, will file promptly all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Regulations.

(j) The Company represents and agrees that, unless it obtains the prior consent of each Underwriter, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Certificates that would constitute an “issuer free writing prospectus,” as defined in Rule 433 or that would otherwise constitute a “free writing prospectus” as defined in Rule 405. Any such free writing prospectus consented to by the Company and the Underwriters is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that

15

it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 as applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(k) Between the date of this Agreement and the Closing Time, the Company will not, without the Representatives’ prior consent, offer, sell or enter into any agreement to sell any public debt securities registered under the Securities Act (other than the Certificates and the American Airlines Pass Through Certificates, Series 2016-2B, if any) or any debt securities which may be sold in a transaction exempt from the registration requirements of the Securities Act in reliance on Rule 144A under the Securities Act and which are marketed through the use of a disclosure document containing substantially the same information as a prospectus for similar debt securities registered under the Securities Act.

(l) If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Original Registration Statement, any of the Certificates remain unsold by the Underwriters, the Company will use its best efforts to file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Certificates, in a form satisfactory to the Representatives. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, use its best efforts to file a new shelf registration statement relating to the Certificates, in a form satisfactory to the Representatives and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Certificates to continue as contemplated in the expired registration statement relating to the Certificates. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

The Representatives agree that in the aggregate, the Certificates will be widely offered. Each Underwriter and each other member of the underwriting group that offers or sells Certificates agree that the Certificates offered by such Underwriter and such other member of the underwriting group will be primarily offered in the United States to United States persons. The term “United States person” shall have the meaning set forth in section 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

4. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Certificates pursuant to this Agreement shall be subject to the accuracy of and compliance with the representations and warranties of the Company contained herein as of the date hereof and as of the Closing Time, to the accuracy of the statements of the Company’s officers made in any certificates furnished pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) At the Closing Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings therefor shall have been instituted or threatened by the Commission.

16

(b) At the Closing Time, the Underwriters shall have received:

(1) An opinion and negative assurance letter, dated as of the Closing Date, of Latham & Watkins LLP, as counsel for the Company, in form reasonably satisfactory to the Representatives and substantially in the form of Exhibit A hereto.

(2) An opinion, dated as of the Closing Date, from Morris James LLP, counsel for (i) WTC, individually, and as Subordination Agent, Trustee and Loan Trustee and (ii) WTNA, as Escrow Agent, each in form and substance reasonably satisfactory to the Representatives and substantially in the form of Exhibit B hereto.

(3) An opinion, dated as of the Closing Date, from Pillsbury Winthrop Shaw Pittman LLP, special New York counsel for the Liquidity Provider, in form and substance reasonably satisfactory to the Representatives and substantially in the form of Exhibit C hereto.

(4) An opinion, dated as of the Closing Date, from in-house counsel for the Liquidity Provider, in form and substance reasonably satisfactory to the Representatives and substantially in the form of Exhibit D hereto.

(5) An opinion, dated as of the Closing Date, from Pillsbury Winthrop Shaw Pittman LLP, special New York counsel for the Depositary, in form and substance reasonably satisfactory to the Representatives and substantially in the form of Exhibit E hereto.

(6) An opinion, dated as the Closing Date, from Patricia Brigantic, in-house counsel for the Depositary, in form and substance reasonably satisfactory to the Representatives and substantially in the form of Exhibit F hereto.

(7) An opinion and negative assurance letter, dated as of the Closing Date, from Milbank, Tweed, Hadley & McCloy LLP, counsel for the Underwriters, including to the effect that the opinions delivered pursuant to subsections (b)(1) through (b)(6) of this Section 4 appear on their face to be appropriately responsive to the requirements of this Agreement except, specifying the same, to the extent waived by the Representatives and with respect to the issuance and sale of the Certificates, the Registration Statement, the General Disclosure Package, the Final Prospectus and other related matters as you may reasonably require.

(c) At the Closing Date, there shall not have been, since the respective dates as of which information is given in the General Disclosure Package and the Final Prospectus, any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and you shall have received a certificate of the President, an Executive Vice President, a Senior Vice President or a Vice President of the Company, dated as of such Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company contained in Section 1(a) hereof are true and correct with the same force and effect as though made at such Closing Time

17

and (iii) the Company has complied in all material respects with all of the agreements and satisfied in all material respects all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

(d) Subsequent to the execution and delivery of this Agreement and prior to the Closing Time, neither Moody’s Investors Service, a division of Moody’s Corp. nor Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business shall have downgraded the rating accorded any of the Company’s securities (except for any pass through certificates) or announced that any probable downgrading of such rating is about to occur in the near future.

(e) Promptly after the execution of this Agreement and also at the Closing Time, the Underwriters shall have received from Ernst & Young LLP a letter or letters, dated as of the respective dates of delivery thereof, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to certain financial statements and certain financial information contained or incorporated by reference in the General Disclosure Package and the Final Prospectus.

(f) Promptly after the execution of this Agreement and also at the Closing Time, the Underwriters shall have received from KPMG LLP a letter or letters, dated as of the respective dates of delivery thereof, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to certain financial statements and certain financial information contained or incorporated by reference in the General Disclosure Package and the Final Prospectus.

(g) At the Closing Time, each of the Intercreditor Agreement, the Liquidity Facilities, the Trust Agreements, the Escrow Agreements, the Deposit Agreements and the Note Purchase Agreement shall have been executed and delivered by each party thereto; the representations and warranties of the Company contained in such agreements shall be accurate as of the Closing Time and the Underwriters shall have received a certificate of the President, an Executive Vice President, a Senior Vice President or a Vice President of the Company, dated as of the Closing Date, to such effect.

(h) Promptly after the execution of this Agreement and also at the Closing Time, each of the Appraisers shall have furnished to the Underwriters a letter from such Appraiser, addressed to the Company and dated the respective date of delivery thereof, confirming that such Appraiser and each of its directors and officers (i) is not an affiliate of the Company or any of its affiliates, (ii) does not have any substantial interest, direct or indirect, in the Company or any of its affiliates and (iii) is not connected with the Company or any of its affiliates as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

(i) Each class of Certificates shall have received ratings equal to or higher than the ratings indicated in the free writing prospectus identified as Item 2 in Schedule A hereto from the nationally recognized statistical rating organizations named therein.

18

(j) On each of the date hereof and on the Closing Date, the Depositary shall have furnished to the Underwriters a certificate of the Depositary, signed by an officer of the Depositary, dated as of the applicable date, to the effect set forth in Schedule III hereto.

(k) The Company shall have furnished to the Underwriters and their counsel, in form and substance satisfactory to them, such other documents, certificates and opinions as such counsel may reasonably request for the purpose of enabling such counsel to pass upon the matters referred to in subsection (b)(7) of this Section 4 and in order to evidence the accuracy and completeness of any of the representations, warranties or statements, the performance of any covenant by the Company theretofore to be performed, or the compliance with any of the conditions herein contained.

All such opinions, certificates, letters and documents shall be deemed to be in compliance with the provisions hereof only if they are in all respects satisfactory to the Underwriters and their counsel.

If any condition specified in this Section 4 shall not have been fulfilled when and as required to be fulfilled, other than by reason of any default by any Underwriter, such failure to fulfill a condition may be waived by the Underwriters, or this Agreement may be terminated by the Underwriters by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party, except as provided in Sections 5, 6 and 8 hereof, which provisions shall remain in effect notwithstanding such termination.

5. Payment of Expenses. The Company shall, upon demand, pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) expenses relating to the preparation, printing, filing and distribution of the Statutory Prospectus, the Final Prospectus, the Registration Statement and each Permitted Free Writing Prospectus and any amendments thereof or supplements thereto, (ii) expenses relating to the preparation, printing and distribution of this Agreement, the Certificates, the Equipment Notes, the Operative Documents, any Underwriter’s Questionnaire or related matters, the Blue Sky Survey and any Legal Investment Survey by the Underwriters’ counsel, (iii) expenses relating to the issuance and delivery of the Certificates to the Underwriters, (iv) the fees and disbursements of the Company’s counsel and accountants, (v) expenses of qualifying the Certificates under state securities laws in accordance with Section 3(f) hereof, including filing fees and fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the Blue Sky Survey and any Legal Investment Survey, (vi) the fees and expenses of the Trustee, the Subordination Agent, the Loan Trustee, the Escrow Agent, the Paying Agent and the Depositary, and the fees and disbursements of their respective counsel, (vii) any fees charged by rating agencies for rating the Certificates, (viii) all costs and expenses related to review by the Financial Industry Regulatory Authority, Inc. of the Certificates (including filing fees and the fees and expenses of counsel for the Underwriters relating to review), (ix) any costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Certificates, (x) certain reasonable fees and expenses of counsel for the Underwriters, and (xi) the fees and expenses, if any, incurred in connection with the listing of the Certificates on any securities exchange. The Company will also cause to be paid all expenses incident to the performance of its obligations under the Equipment Notes and the Operative Documents and each of the other agreements and instruments referred to therein.

19

If this Agreement is terminated by you in accordance with the provisions of Section 4 or Section 9(i) hereof, the Company shall, upon demand, reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters, incurred by them in connection with the offering contemplated by this Agreement.

6. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, its affiliates and their respective directors and officers, and each person who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act, or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (1) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment to the Registration Statement), or arise out of or are based upon the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (2) arise out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the General Disclosure Package or in the Final Prospectus or in any amendment thereof or supplement thereto or in any Issuer Free Writing Prospectus or any amendment thereof, or arise out of or are based upon the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and, in each case, agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company shall not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission (a) made therein in reliance upon, and in conformity with, written information relating to any Underwriter furnished to the Company by or on behalf of such Underwriter specifically for use in the Registration Statement (or any amendment thereto) or any Issuer Free Writing Prospectus (or any amendment thereto) or the General Disclosure Package or the Final Prospectus (or any amendment or supplement thereto) or (b) made in those parts of the Registration Statement constituting a Statement of Eligibility under the TIA of a trustee on Form T-1, and (ii) the Company shall not be liable for any loss, liability or expense of any settlement or compromise of or consent to entry of judgment with respect to, any pending or threatened litigation or any pending or threatened governmental agency investigation or proceeding if such settlement or compromise of or consent to entry of judgment with respect thereto is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld), except to the extent that such consent is not required pursuant to Section 6(d) hereof. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

(b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each person who controls the Company within the meaning of either Section 15 of the Securities Act or

20

Section 20 of the Exchange Act, against any and all losses, claims, damages, liabilities and expenses described in the indemnity contained in Section 6(a) hereof, but only with respect to untrue statements or alleged untrue statements or omissions or alleged omissions made in the Registration Statement (or any amendment thereto), any Permitted Free Writing Prospectus, the General Disclosure Package, or the Final Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter specifically for use in the Registration Statement (or any amendment thereto), the General Disclosure Package, any Permitted Free Writing Prospectus or the Final Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information provided by any Underwriter consists of the information separately in writing identified to the Company; provided, however, that the Underwriters shall not be liable for any loss, liability or expense of any settlement or compromise of or consent to entry of judgment with respect to, any pending or threatened litigation or any pending or threatened governmental agency investigation or proceeding if such settlement or compromise of or consent to entry of judgment with respect thereto is effected without the prior written consent of the Underwriters (which consent shall not be unreasonably withheld), except to the extent that such consent is not required pursuant to Section 6(d) hereof. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have.

(c) Promptly after receipt by an indemnified party under Section 6(a) or (b) hereof of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under Section 6(a) or (b) hereof, notify the indemnifying party or parties in writing of the commencement thereof; but the omission so to notify the indemnifying party or parties will not relieve it from any liability which it may have to any indemnified party otherwise than under Section 6(a) or (b) hereof. In case any such action is brought against any indemnified party and it notifies the indemnifying party or parties of the commencement thereof, the indemnifying party or parties will be entitled to participate therein, and to the extent that such indemnifying party or parties may elect, by written notice delivered to such indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if, in the reasonable judgment of such indemnified party, a conflict of interest exists where it is advisable for such indemnified party to be represented by separate counsel, the indemnified party shall have the right to employ separate counsel in any such action, in which event the fees and expenses of such separate counsel shall be borne by the indemnifying party or parties. Upon receipt of notice from the indemnifying party or parties to such indemnified party of the election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party or parties will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party or parties shall not be liable for the expenses of more than one such separate counsel representing the indemnified parties under subparagraph (a) or (b), as applicable) of this Section 6 who are parties to such action in addition to one local counsel in each jurisdiction), (ii) the indemnifying party or parties shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying

21

party or parties have authorized the employment of counsel for the indemnified party at the expense of the indemnifying party or parties; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). It is understood that all such fees and expenses of counsel for the indemnified party for which the indemnifying party is liable shall be reimbursed as they are incurred. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement or compromise of, or consent to entry of judgment with respect to, any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement or compromise of, or consent to entry of judgment with respect to, includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel payable pursuant to this Section 6, such indemnifying party agrees that it shall be liable for any settlement, compromise or consent to entry of judgment of the nature contemplated by clause (ii) of the proviso in Section 6(a) hereof and the proviso in Section 6(b) hereof effected without its written consent if (i) such settlement, compromise or consent to entry of judgment is entered into more than 45 days after receipt by such indemnifying party of the aforesaid notice of request, (ii) such indemnifying party shall have received notice of the terms of such settlement, compromise or consent to entry of judgment at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement, compromise or consent to entry of judgment.

(e) If the indemnification provided for in paragraph (a) or (b) of this Section 6 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Certificates pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Certificates pursuant to this Agreement shall be deemed to be in the same proportion as the total proceeds from the offering of the Certificates pursuant to this Agreement (net of underwriting discounts and commissions paid to the Underwriters but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters in each case as set forth on the cover of the Final Prospectus, bears to the aggregate initial public offering price of the Certificates as set forth on such cover. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by

22

reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 6. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 6 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any such action or claim. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Certificates underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 6 are several in proportion to the principal amount of Certificates set forth opposite their respective names in Schedule I hereto and not joint.

7. Default. If any one or more Underwriters shall fail at the Closing Time to purchase and pay for any of the Certificates agreed to be purchased by such Underwriter or Underwriters pursuant to this Agreement and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the aggregate face amount of Certificates specified to be purchased by each of them in Schedule I hereto bears to the aggregate face amount of Certificates to be purchased by all the remaining Underwriters) the Certificates which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate face amount of Certificates that the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate face amount of Certificates to be purchased pursuant to this Agreement, the remaining Underwriters shall have the right, but not the obligation within 24 hours thereafter, to make arrangements to purchase all, but not less than all, of such Certificates, and if such nondefaulting Underwriters do not complete such arrangements within such 24 hour period, then this Agreement will terminate without liability to any nondefaulting Underwriters or the Company. In the event of any such termination, the provisions of Sections 5, 6 and 8 hereof shall remain in effect. In the event of a default by any Underwriter as set forth in this Section 7 that does not result in a termination of this Agreement, the Closing Time shall be postponed for such period, not exceeding seven days, as the nondefaulting Underwriters or the Company shall determine in order that the required changes in the General Disclosure Package and the Final

23

Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and to any nondefaulting Underwriters for damages occasioned by its default hereunder.

8. Representations, Warranties, Covenants, Indemnities and Agreements to Survive Delivery. All representations, warranties, covenants, indemnities and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Company or any Underwriter, its affiliates, their respective directors and officers or any controlling person of either and shall survive delivery of any Certificates to the Underwriters.

9. Termination. This Agreement may be terminated immediately upon notice from you to the Company at any time at or prior to the Closing Time (i) if there has been, since the respective dates as of which information is given in the Registration Statement and the Final Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any outbreak or escalation of hostilities or any material adverse change in the financial markets in the United States or in the international financial markets or any other calamity or crisis the effect of any of which on the financial markets is such as to make it, in your judgment, impracticable to market the Certificates or enforce contracts for the sale of the Certificates, or (iii) if trading in the securities of AAG or the Company has been suspended by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by said exchange or by order of the Commission or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities. In the event of any such termination, the provisions of Sections 5, 6 and 8 hereof shall remain in effect.

10. Notices. All notices and other communications hereunder shall be in writing and effective only upon receipt, and, if sent to the Underwriters, will be mailed or transmitted by any standard form of telecommunication to the Underwriters as set forth in Schedule I hereto or, if sent to the Company, will be mailed or transmitted by any standard form of telecommunication to the Company at P.O. Box 619616, Dallas/Fort Worth Airport, Texas 75261-9616, facsimile no. (817) 967-2199, attention of the Treasurer.

11. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Section 6 hereof and their successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and

24

said controlling persons and officers and directors and their successors, heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Certificates from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

12. No Fiduciary Duty. The Company acknowledges and agrees that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Certificates contemplated hereby (including in connection with determining the terms of such offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any of its subsidiaries. Additionally, no Underwriter is advising the Company or any of its subsidiaries as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the offering of the Certificates or the process leading thereto (irrespective of whether the Underwriter has advised or is advising AAG or the Company on other matters). Each Underwriter advises that it and its affiliates are engaged in a broad range of securities and financial services and that it and its affiliates may enter into contractual relationships with purchasers or potential purchasers of the securities of the Company or its affiliates and that some of these services or relationships may involve interests that differ from those of the Company and need not be disclosed to the Company, unless otherwise required by law. The Company has consulted with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and no Underwriter shall have any responsibility or liability to the Company or any of its subsidiaries or affiliates with respect thereto. Any review by any Underwriter of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of such Underwriter and shall not be on behalf of the Company. The Company waives, to the fullest extent permitted by law, any claims it may have against each Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that no Underwriter shall have any liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim.

13. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

14. Submission to Jurisdiction; Venue; Waiver of Jury Trial.

(a) The Company agrees that any suit or proceeding arising in respect of this Agreement or the Underwriters’ engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts. Each of the parties to this Agreement agrees that a final action in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other lawful manner.

(b) Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, and agrees not to assert, by stay of motion, as a defense, or otherwise, in any legal action or proceeding brought hereunder in any of the above-named courts, that such action or proceeding is brought in an inconvenient forum, or that venue for the action or proceeding is improper.

(c) Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

25

15. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

17. Counterparts. This Agreement may be executed in one or more counterparts and when a counterpart has been executed by each party hereto all such counterparts taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.

18. Entire Agreement. This Agreement, together with any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Certificates, represents the entire agreement among the Company and the Underwriters with respect to the subject matter hereof.

26

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Company and each Underwriter in accordance with its terms.

Very truly yours,

AMERICAN AIRLINES, INC.

By:	/s/ Derek J. Kerr
	Name:	Derek J. Kerr
	Title:	Executive Vice President and Chief Financial Officer

[Underwriting Agreement Signature Page]

The foregoing Underwriting Agreement

is hereby confirmed and accepted as of

the date first above written:

CREDIT SUISSE SECURITIES (USA) LLC
acting individually and as Representative of the Underwriters named in Schedule I hereto

By:	/s/ Christopher J. Murphy
	Name:	Christopher J. Murphy
	Title:	Managing Director

[Underwriting Agreement Signature Page]

DEUTSCHE BANK SECURITIES INC.

acting individually and as Representative

of the Underwriters named in Schedule I hereto

By:	/s/ Patrick Käufer
	Name:	Patrick Käufer
	Title:	Managing Director

By:	/s/ Anguel Zaprianov
	Name:	Anguel Zaprianov
	Title:	Managing Director

[Underwriting Agreement Signature Page]

SCHEDULE A

to

Underwriting

Agreement

Schedule of Issuer Free Writing Prospectuses

1.	A first Issuer Free Writing Prospectus, dated May 2, 2016, containing the terms of the Certificates (substantially in the form of Schedule C hereto).

2.	A second Issuer Free Writing Prospectus, used on May 2, 2016, containing the investor presentation of the Company.

SCHEDULE B

to

Underwriting

Agreement

Class of Pass Through Certificates	Aggregate Face Amount	Interest Rate	Final Expected Distribution Date
Class AA Certificates	$567,360,000	3.20%	June 15, 2028
Class A Certificates	$261,284,000	3.65%	June 15, 2028

SCHEDULE C

to

Underwriting

Agreement

American Airlines, Inc.

$828,644,000

2016-2 Pass Through Trusts

Pass Through Certificates, Series 2016-2AA

and

Pass Through Certificates, Series 2016-2A

Pricing Term Sheet, dated May 2, 2016 to the preliminary prospectus supplement dated May 2, 2016 (as supplemented, the “Preliminary Prospectus Supplement”) of American Airlines, Inc. (“American”).

The information herein supplements the Preliminary Prospectus Supplement and supersedes the information in the Preliminary Prospectus Supplement to the extent inconsistent with the information in the Preliminary Prospectus Supplement.

Unless otherwise indicated, terms used but not defined herein have the meanings assigned to such terms in the Preliminary Prospectus Supplement.

Securities:	Class AA Pass Through Certificates, Series 2016-2AA (“Class AA Certificates”)	Class A Pass Through Certificates, Series 2016-2A (“Class A Certificates”)

Amount:	$567,360,000	$261,284,000

Price to Public:	100%	100%

CUSIP:	023765 AA8	023764 AA1

ISIN:	US023765AA88	US023764AA14

Coupon/Stated Interest Rate:	3.20%	3.65%

Make-Whole Spread Over Treasuries:	0.20%	0.30%

Available Amount under the Liquidity Facilities at December 15, 2016 [1]:	$ 27,233,280	$ 14,305,299

Initial “Maximum Commitment” under the Liquidity Facilities:	$ 28,695,808	$ 15,073,547

Underwriters’ Purchase Commitments:
Credit Suisse Securities (USA) LLC	$ 89,643,000	$ 41,283,000
Deutsche Bank Securities Inc.	$ 89,643,000	$ 41,283,000
Citigroup Global Markets Inc.	$ 89,643,000	$ 41,283,000
Goldman, Sachs & Co.	$ 89,643,000	$ 41,283,000
Morgan Stanley & Co. LLC	$ 89,643,000	$ 41,283,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$ 28,368,000	$ 13,064,000
Barclays Capital Inc.	$ 28,368,000	$ 13,064,000
J.P. Morgan Securities LLC	$ 28,368,000	$ 13,064,000
BNP Paribas Securities Corp.	$ 14,184,000	$ 6,532,000
Credit Agricole Securities (USA) Inc.	$ 14,184,000	$ 6,532,000
U.S. Bancorp Investments, Inc.	$ 5,673,000	$ 2,613,000

Underwriting Commission:	$ 8,700,762

Concession to Selling Group Members:	0.50%	0.50%

Discount to Brokers/Dealers:	0.25%	0.25%

Settlement:	May 16, 2016 (T+10), the tenth business day after the date hereof

[1]	The first Regular Distribution Date to occur after all Aircraft are expected to have been financed pursuant to this offering.

In addition to the documents listed under the heading “Where You Can Find More Information” as being incorporated by reference into the Preliminary Prospectus Supplement, American’s Current Report on Form 8-K filed with the SEC on May 2, 2016 is hereby incorporated by reference into the Preliminary Prospectus Supplement.

The issuer has filed a registration statement (including a prospectus) and a related prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and prospectus supplement if you request them by calling Credit Suisse Securities (USA) LLC or Deutsche Bank Securities Inc. toll-free at 1-800-221-1037 or 1-800-503-4611, respectively.

SCHEDULE I

to

Underwriting

Agreement

AMERICAN AIRLINES, INC.

	Face Amount of Class AA Certificates	Face Amount of Class A Certificates
Credit Suisse Securities (USA) LLC	$89,643,000	$41,283,000
Deutsche Bank Securities Inc.	$89,643,000	$41,283,000
Citigroup Global Markets Inc.	$89,643,000	$41,283,000
Goldman, Sachs & Co.	$89,643,000	$41,283,000
Morgan Stanley & Co. LLC	$89,643,000	$41,283,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$28,368,000	$13,064,000
Barclays Capital Inc.	$28,368,000	$13,064,000
J.P. Morgan Securities LLC	$28,368,000	$13,064,000
BNP Paribas Securities Corp.	$14,184,000	$6,532,000
Credit Agricole Securities (USA) Inc.	$14,184,000	$6,532,000
U.S. Bancorp Investments, Inc.	$5,673,000	$2,613,000

Total	$567,360,000	$261,284,000

All notices to the Underwriters shall be sent to the Representatives as follows:

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

Attention: LCD-IBD

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Attention: Debt Capital Markets Syndicate

SCHEDULE II

to

Underwriting

Agreement

AMERICAN AIRLINES, INC.

Underwriting fees, discounts, commissions or other compensation: $8,700,762

Closing date, time and location:	10:00 A.M. on May 16, 2016 at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, NY 10022

SCHEDULE III

to

Underwriting

Agreement

Form of Officer’s Certificate of the Depositary

This certificate is delivered separately and in connection with (i) the underwriting agreement dated May 2, 2016 relating to the sale of the American Airlines Pass Through Certificates, Series 2016-2AA and the American Airlines Pass Through Certificates, Series 2016-2A (the “Class AA/A Underwriting Agreement”) among American Airlines, Inc. and Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as representatives of the Underwriters referred to therein and (ii) the deposit agreements with respect to each of the Class AA Trust and the Class A Trust, to be dated as of the Closing Date (each, a “Deposit Agreement” and, collectively, the “Deposit Agreements”) between Wilmington Trust, National Association, as Escrow Agent and Citibank, N.A. (the “Depositary”) as Depositary. Capitalized terms and expressions used herein which are not otherwise defined herein shall have the meanings ascribed thereto in the Class AA/A Underwriting Agreement.

The undersigned, [                    ], as the duly appointed [                    ] of the Depositary, hereby represents and warrants to, and agrees with, each Underwriter, for and on behalf of the Depositary, without personal liability and intending that the same may be relied upon by you without further inquiry, that:

1. the Depositary is a national banking association duly organized and validly existing in good standing under the laws of the United States and is duly licensed to conduct banking and trust businesses in the State of New York;

2. the Depositary has full power, authority and legal right to conduct its business and operations as currently conducted and to enter into and perform its obligations under the Deposit Agreements;

3. the execution, delivery and performance of the Deposit Agreements by the Depositary has been duly authorized by all necessary corporate action on the part of it and does not require any stockholder approval, or approval or consent of any trustee or holder of any indebtedness or obligations of it, and the Deposit Agreements will be duly executed and delivered by it and will constitute its legal, valid and binding obligation;

4. no authorization, consent or approval of or other action by, and no notice to or filing with, any United States federal or state governmental authority or regulatory body is required for the execution, delivery or performance by the Depositary of the Deposit Agreements;

5. neither the execution, delivery or performance by the Depositary of the Deposit Agreements, nor compliance with the terms and provisions thereof, conflicts or will conflict with or results or will result in a breach or violation of any of the terms, conditions or provisions of, or will require any consent or approval under, any law, governmental rule or regulation or the charter documents, as amended, or bylaws, as amended, of it or any similar instrument binding on it or any order, writ, injunction or decree of any court or governmental authority against it or by which it or any of its properties is bound or of any indenture, mortgage or contract or other material agreement or instrument to which it is a party or by which it or any of its properties is bound, or constitutes or will constitute a default thereunder or results or will result in the imposition of any lien upon any of its properties;

6. there are no pending or, to the knowledge of the Depositary, threatened actions, suits, investigations or proceedings (whether or not purportedly on behalf of it) against or affecting it or any of its property before or by any court or administrative agency which, if adversely determined, (i) would adversely affect the ability of it to perform its obligations under the Deposit Agreements or (ii) would call into question or challenge the validity of the Deposit Agreements or the enforceability of the Deposit Agreements in accordance with the terms thereof, nor is it in default with respect to any order of any court, governmental authority, arbitration board or administrative agency so as to adversely affect its ability to perform its obligations under the Deposit Agreements;

7. the information pertaining to the Depositary set forth under the caption “Description of the Deposit Agreements—Depositary” in each of the General Disclosure Package and the Final Prospectus, does not, and will not as of the Closing Date, contain any untrue statement of a material fact; and

8. the Deposit relating to the Class AA Trust will be held by the Depositary pursuant to the powers granted to it under 12 U.S.C. § 92a.

[Signature page follows]

IN WITNESS WHEREOF, I have signed as of May     , 2016.

CITIBANK, N.A.,
as Depositary

By:
Name:
Title:

EXHIBIT A

FORM OPINION AND NEGATIVE ASSURANCE LETTER OF LATHAM & WATKINS LLP

[            ], 2016

DRAFT

To the Persons Listed on Schedule A

Re:	American Airlines Pass Through Certificates, Series 2016-2

Ladies and Gentlemen:

We have acted as special counsel to American Airlines, Inc., a Delaware corporation (the “Company”), in connection with the sale to Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., J.P. Morgan Securities LLC, BNP Paribas Securities Corp., Credit Agricole Securities (USA) Inc. and U.S. Bancorp Investments, Inc. (collectively, the “Underwriters”) by the Pass Through Trustee (as defined below), of $[        ] aggregate face amount of American Airlines Pass Through Certificates, Series 2016-2AA (the “Class AA Certificates”) and $[        ] aggregate face amount of American Airlines Pass Through Certificates, Series 2016-2A (the “Class A Certificates” and, together with the Class AA Certificates, collectively, the “Pass Through Certificates”), pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on March 19, 2014 (Registration No. 333-194685) (as so filed and as amended, the “Registration Statement”), a base prospectus, dated March 19, 2014 (the “Base Prospectus”), included in the Registration Statement at the time it originally became effective, a preliminary prospectus supplement with respect to the Pass Through Certificates, dated [            ], 2016 (the “Preliminary Prospectus Supplement” and, together with the Base Prospectus, the “Preliminary Prospectus”), filed with the Commission pursuant to Rule 424(b) under the Act, each document that the Company has identified as an “issuer free writing prospectus” (as defined in Rule 433 and Rule 405 under the Act) and that is described on Exhibit A attached hereto (each, a “Specified IFWP”), a final prospectus supplement with respect to the Pass Through Certificates, dated [            ], 2016 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”), filed with the Commission pursuant to Rule 424(b) under the Act, and an underwriting agreement with respect to the Pass Through Certificates, dated [            ], 2016 (the “Underwriting Agreement”), among Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as representatives of the Underwriters, the Company and the Depositary (as defined below). The Pass Through Certificates are being issued pursuant to the Pass Through Trust Agreements (as defined below). The reports filed by the Company with the Commission and incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus are herein called the “Incorporated Documents.” Unless otherwise stated, references herein to the Registration Statement, the Preliminary Prospectus or the Prospectus exclude the Incorporated Documents. This letter is furnished pursuant to Section 4(b)(1) of the Underwriting Agreement.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter, except where a specified fact confirmation procedure is stated to have been performed (in which case we have with your consent performed the stated procedure). We have examined, among other things, the following:

(a)	The Underwriting Agreement, the Registration Statement, the Preliminary Prospectus, each Specified IFWP, the Prospectus and the Incorporated Documents;

(b)	The Pass Through Trust Agreement, dated as of September 16, 2014 (the “Pass Through Trust Agreement”; and the Pass Through Trust Agreement, together with Trust Supplement No. 2016-2AA and Trust Supplement No. 2016-2A thereto are collectively referred to herein as the “Pass Through Trust Agreements”), between the Company and Wilmington Trust Company, as the pass through trustee (in such capacity under the Pass Through Trust Agreements, the “Pass Through Trustee”);

(c)	The form of Pass Through Certificates;

(d)	The Note Purchase Agreement, dated as of [ ], 2016 (the “Note Purchase Agreement” and, together with the Pass Through Trust Agreements, the “Company Pass Through Trust Documents”), among the Company, the Pass Through Trustee under each Pass Through Trust Agreement, Wilmington Trust Company, as subordination agent (the “Subordination Agent”), the Escrow Agent (as defined below) and Wilmington Trust Company, as paying agent (the “Paying Agent”);

(e)	The form of Participation Agreement (the “Form Participation Agreement”), between the Company and Wilmington Trust Company, as loan trustee (the “Loan Trustee”), as Subordination Agent and as Pass Through Trustee under each Pass Through Trust Agreement, attached to the Note Purchase Agreement as Exhibit B;

(f)	The form of Indenture (the “Form Indenture”), between the Company and the Loan Trustee, attached to the Note Purchase Agreement as Exhibit C;

(g)	The form of Equipment Note (the “Form Equipment Note” and, together with the Form Participation Agreement and the Form Indenture, the “Company Form Documents”) set forth in the Form Indenture;

(h)	The Escrow and Paying Agent Agreement (Class AA) and the Escrow and Paying Agent Agreement (Class A), each dated as of [ ], 2016 (collectively, the “Escrow Agreements”), among Wilmington Trust, National Association, as escrow agent (the “Escrow Agent”), the Underwriters, the Pass Through Trustee under the respective Pass Through Trust Agreement and the Paying Agent;

(i)	The Deposit Agreement (Class AA) and the Deposit Agreement (Class A), each dated as of [ ], 2016 (collectively, the “Deposit Agreements”), between Citibank, N.A., as depositary (the “Depositary”), and the Escrow Agent;

(j)	The escrow receipts issued pursuant to the Escrow Agreements (the “Escrow Receipts”);

(k)	The Revolving Credit Agreement (2016-2AA) and the Revolving Credit Agreement (2016-2A), each dated as of [ ], 2016 (collectively, the “Liquidity Facilities”), each between the Subordination Agent and KfW IPEX-Bank GmbH (the “Liquidity Provider”);

(l)	The Intercreditor Agreement (2016-2), dated as of [ ], 2016 (the “Intercreditor Agreement”), among the Pass Through Trustee under each Pass Through Trust Agreement, the Liquidity Provider and the Subordination Agent;

(m)	The agreements that were identified to us by an officer of the Company as material to the Company and listed in Exhibit B attached hereto (the “Specified Agreements”); and

(n)	The Amended and Restated Certificate of Incorporation of the Company as certified by the Secretary of State of the State of Delaware as of [ ], 2016 and the Amended and Restated By-Laws of the Company as certified by the Assistant Corporate Secretary of the Company as in effect on the date hereof (collectively, the “Company Governing Documents”) and certain resolutions of the Board of Directors of the Company and a committee thereof.

The documents described in subsections (b) – (l) above are referred to herein collectively as the “Operative Documents.” Except as otherwise stated herein, as to factual matters, we have, with your consent, relied upon the foregoing and upon oral or written statements and representations of officers and other representatives of the Company and others, including the representations and warranties of the Company in the Operative Documents. We have not independently verified such factual matters.

In our examination, we have assumed the genuineness of all signatures, including any endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copes and the authenticity of the originals of such copies.

We are opining as to the effect on the subject transaction only of the federal laws of the United States, the internal laws of the State of New York, and in numbered paragraphs 1, 2, 4(i), 4(iii), 4(iv) and 5 of this letter the General Corporation Law of the State of Delaware (the “DGCL”). We express no opinion with respect to the applicability to the opinions expressed herein, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state. Except as otherwise stated herein, our opinions herein are based upon our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable to registered public offerings of pass through certificates. We express no opinion as to any state or federal laws or regulations applicable to the subject transactions because of the legal or regulatory status of any parties to the Operative Documents or the legal or regulatory status of any of their affiliates. Various other matters are addressed in the opinions of Pillsbury Winthrop Shaw Pittman LLP and Morris James LLP, each of which has been separately provided to you. We express no opinion with respect to those matters herein and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

Subject to the foregoing and the other matters set forth herein, as of the date hereof:

1. The Company is a corporation under the DGCL with corporate power and authority to own its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus (in each case including the Incorporated Documents) and to enter into the Company Pass Through Trust Documents, the Company Form Documents and the Underwriting Agreement and to perform its obligations thereunder. With your consent, based solely on certificates from public officials, we confirm that the Company is validly existing and in good standing under the laws of the State of Delaware.

2. The execution, delivery and performance of the Underwriting Agreement have been duly authorized by all necessary corporate action of the Company, and the Underwriting Agreement has been duly executed and delivered by the Company.

3. Each of the Pass Through Trust Agreements has been qualified under the Trust Indenture Act of 1939, as amended.

4. The execution and delivery of the Underwriting Agreement by the Company, the issuance and sale of the Pass Through Certificates to the Underwriters pursuant to the Underwriting Agreement, the issuance of the Escrow Receipts, the execution and delivery of the Company Pass Through Trust Documents and the Company Form Documents by the Company and the consummation by the Company of the transactions contemplated by the Company Pass Through Trust Documents and the Company Form Documents do not on the date hereof:

(i) violate the provisions of the Company Governing Documents;

(ii) result in the breach of or a default under any of the Specified Agreements;

(iii) violate any federal or New York statute, rule or regulation applicable to the Company or the DGCL; or

(iv) require any consents, approvals, or authorizations to be obtained by the Company from, or any registrations, declarations or filings to be made by the Company with, any governmental authority under any federal or New York statute, rule or regulation applicable to the Company or the DGCL that have not been obtained or made on or prior to the date hereof.

5. The execution, delivery and performance of the Company Pass Through Trust Documents and the Company Form Documents by the Company have been duly authorized by all necessary corporate action of the Company, and the Company Pass Through Trust Documents have been duly executed and delivered by the Company. Each of the Company Pass Through Trust Documents constitutes a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. For any aircraft financed pursuant to the Note Purchase Agreement, each of the Company Form Documents in respect thereof will constitute, if and when such Company Form Document is duly executed and delivered by the Company pursuant to the Note Purchase Agreement, a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

6. When executed, issued and authenticated in accordance with the terms of the related Pass Through Trust Agreement and delivered and paid for in accordance with the terms of the Underwriting Agreement, each of the Pass Through Certificates will be validly issued and entitled to the benefits provided by the related Pass Through Trust Agreement.

7. Each of the Pass Through Trust Agreements, the Intercreditor Agreement, the Note Purchase Agreement and the Escrow Agreements constitutes a legally valid and binding obligation of the Pass Through Trustee, enforceable against the Pass Through Trustee in accordance with its terms. Each of the Liquidity Facilities, the Intercreditor Agreement and the Note Purchase Agreement constitutes a legally valid and binding obligation of the Subordination Agent, enforceable against the Subordination Agent in accordance with its terms. Each of the Escrow Agreements and the Note Purchase Agreement constitutes a legally valid and binding obligation of the Paying Agent, enforceable against the Paying Agent in accordance with its terms. When executed, issued and authenticated in accordance with the terms of the related Escrow Agreement and delivered in accordance with the terms of the related Escrow Agreement, each of the Escrow Receipts will be entitled to the benefits provided by the related Escrow Agreement. Each of the Escrow Agreements, the Deposit Agreements and the Note Purchase Agreement constitutes a legally valid and binding obligation of the Escrow Agent, enforceable against the Escrow Agent in accordance with its terms.

8. The Registration Statement has become effective under the Act. With your consent, based solely on our review of the list of stop orders contained on the Commission’s website at http://www.sec.gov/litigation/stoporders.shtml on [            ], 2016, we confirm that no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission. The Preliminary Prospectus has been filed in accordance with Rule 424(b) under the Act, the Prospectus has been filed in accordance with Rule 424(b) and Rule 430B under the Act, and each Specified IFWP has been filed in accordance with Rule 433(d) under the Act.

9. The Registration Statement at [            ], 2016, including the information deemed to be a part thereof pursuant to Rule 430B under the Act, and the Prospectus, as of its date, each appeared on its face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-3 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no view with respect to Regulation S-T or the financial statements, schedules or other financial data, included in, incorporated by reference in, or omitted from, the Registration Statement or the Prospectus. For purposes of this paragraph, we have assumed that the statements made in the Registration Statement, the Prospectus and the Form T-1 are correct and complete.

10. The statements in the Preliminary Prospectus and the Prospectus under the captions “Prospectus Supplement Summary,” “Description of the Certificates,” “Description of the Deposit Agreements,” “Description of the Escrow Agreements,” “Description of the Liquidity Facilities,” “Description of the Intercreditor Agreement,” “Description of the Equipment Notes” and “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates”, insofar as such statements purport to describe or summarize certain provisions of the Pass Through Certificates, the Pass Through Trust Agreements, the Deposit Agreements, the Escrow Agreements, the Escrow Receipts, the Liquidity Facilities, the Intercreditor Agreement and the Company Form Documents, as applicable, are accurate descriptions or summaries in all material respects. The statements set forth under the caption “Certain ERISA Considerations” in the Preliminary Prospectus and in the Prospectus, insofar as such statements purport to describe or summarize certain U.S. federal laws referred to therein, are accurate descriptions or summaries in all material respects. The statements set forth under the caption “Description of the Equipment Notes—Remedies” in the Preliminary Prospectus and in the Prospectus, insofar as such statements purport to describe or summarize provisions of Section 1110 of the U.S. Bankruptcy Code, are accurate descriptions or summaries in all material respects.

11. Based solely upon a certificate of an officer of the Company as to factual matters, the Company is not, and immediately after giving effect to the sale of the Pass Through Certificates in accordance with the Underwriting Agreement and the application of the proceeds as described in the Prospectus under the caption “Use of Proceeds” will not be, required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

12. Assuming the Pass Through Certificates are offered and sold in the manner contemplated by the Prospectus and the Underwriting Agreement and assuming the application of the proceeds as described in the Prospectus under the caption “Use of Proceeds,” none of the Trusts created under the Pass Through Trust Agreements (the “Trusts”) are required to be registered as an “investment company” within the meaning of the Investment Company Act.

13. Each of the Escrow Agreements creates a valid escrow under New York law and a valid equitable interest in the escrowed property in favor of the corresponding Pass Through Trustee. Neither a New York court nor a United States federal court applying New York law or the U.S. Bankruptcy Code, if properly presented with the issue and after having properly considered such issue, would permit any holder of an Escrow Receipt to terminate the related Escrow Agreement, except in accordance with its terms.

14. So long as an Escrow Agreement has not been terminated, creditors of any person that is a holder of an Escrow Receipt thereunder or holders of a lien against the assets of any such person, such as trustees, receivers or liquidators (whether or not any insolvency proceeding has been commenced) (collectively, the “Creditors”), may acquire valid claims and liens, as to the deposits established thereunder (the “Deposits”) and as to the related Deposit Agreement and Escrow Agreement, only against the rights of the holder of such Escrow Receipt under such

Escrow Agreement, and do not have, and may not through the enforcement of such Creditors’ rights acquire, any greater right than the holder of such Escrow Receipt with respect to such Deposits, Deposit Agreement or Escrow Agreement.

15. No creditor of the Company or any of its subsidiaries, and no holder of a lien against the assets of any such person, such as trustees, receivers or liquidators (whether or not any insolvency proceeding has been commenced), may acquire valid claims or liens as to the Deposits and the related Deposit Agreements and Escrow Agreements other than in accordance with, to the extent applicable, the terms and provisions of the Pass Through Trust Agreements, the Deposit Agreements, the Escrow Agreements and the Note Purchase Agreement.

Our opinions are subject to: (i) the effects of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors (except with respect to numbered paragraphs 13 through 15 above); (ii) the effects of preference or fraudulent transfer; (iii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; and (iv) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification or exculpation of or contribution to a party with respect to a liability where such indemnification, exculpation or contribution is contrary to public policy. We express no opinion with respect to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, prepayment, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; (b) consents to, or restrictions upon, governing law (except for the validity under the laws of the State of New York, but subject to mandatory choice of law rules and constitutional limitations, of provisions in the Operative Documents which expressly choose New York as the governing law for such Operative Documents), jurisdiction (except for the validity under the laws of the State of New York, but subject to mandatory jurisdiction rules and constitutional limitations, of provisions in the Operative Documents which expressly provide for submission to the non-exclusive jurisdiction of New York state courts), venue, service of process, arbitration, remedies or judicial relief; (c) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (d) waivers of broadly or vaguely stated rights; (e) grants of setoff rights; (f) provisions to the effect that a guarantor is liable as a primary obligor, and not as a surety, and provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation; (g) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy; (h) proxies and powers of attorney; (i) except as set forth in numbered paragraph 4(ii) of this letter, provisions prohibiting, restricting or requiring consent to assignment or transfer of any agreement, right or property; (j) the creation, validity, attachment, perfection, or priority of any lien or security interest; (k) covenants not to compete; (l) provisions for exclusivity, election or cumulation of rights or remedies; (m) provisions authorizing or validating conclusive or discretionary determinations; (n) provisions permitting, upon acceleration of any indebtedness, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon; (o) any provision of the Operative Documents that refers to, incorporates or is based upon the law of any jurisdiction other than the State of New York or the United States; and (p) the severability, if invalid, of provisions to the foregoing effect.

For purposes of numbered paragraphs 13 through 15, we have further assumed that (a) the proceeds from the sale of the Pass Through Certificates are deposited with the Depositary in accordance with the Escrow Agreements and the Deposit Agreements, (b) the Escrow Receipts are issued in accordance with the Escrow Agreement, (c) the Escrow Agent and the Pass Through Trustee are separate legal entities, and (d) neither the Escrow Agent nor the Depositary is an affiliate of any of the holders of the Pass Through Certificates, the holders of the Escrow Receipts or the Company.

We express no opinion or confirmation as to federal or state securities laws (except as expressly set forth in numbered paragraphs 3, 8, 9, 11 and 12 of this letter as to federal securities laws), tax laws (except as set forth in our letter to you of even date with respect to certain tax matters and as expressly set forth in the second sentence of numbered paragraph 10), antitrust or trade regulation laws, insolvency laws (except as expressly set forth in numbered paragraphs 13 through 15), fraudulent transfer laws, antifraud laws, fiduciary duty requirements, federal aviation laws (including Title 49, United States Code, “Transportation”), pension or employee benefit laws (except as expressly set forth in the second sentence of numbered paragraph 10), usury laws, environmental laws, margin regulations, laws and regulations relating to commodities trading, futures and swaps, Financial Industry Regulatory Authority rules, National Futures Association rules, or the rules of any stock exchange, clearing organization, designated contract market or other regulated entity for trading, processing, clearing or reporting transactions in securities, commodities, futures or swaps, export control, anti-money laundering and anti-terrorism laws and regulations (without limiting other laws or rules excluded by customary practice).

With your consent, except to the extent that we have expressly opined as to such matters with respect to the Company, the Pass Through Trustee, the Subordination Agent, the Escrow Agent or the Paying Agent, we have assumed that (a) each of the Underwriting Agreement, the Company Pass Through Trust Documents, the Intercreditor Agreement, the Note Purchase Agreement, the Escrow Agreements, the Liquidity Facilities and the Deposit Agreements has been, and that each of the Company Form Documents will have been, duly authorized, executed and delivered by the parties thereto, (b) such documents constitute, or will constitute, legally valid and binding obligations of the parties thereto, enforceable against each of them in accordance with their respective terms, and (c) the status of such documents as legally valid and binding obligations of the parties is not, or will not be, affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.

Our opinions expressed herein with respect to the Operative Documents address only the express terms of such documents (excluding any provisions incorporating any document or agreement, or the provisions of any other document or agreement, that is not an Operative Document, by reference) and not any other document or agreement, or the provisions of such other document or agreement, incorporated therein or made a part thereof by reference.

Insofar as our opinions require interpretation of the Specified Agreements, with your consent, (i) we have assumed that all courts of competent jurisdiction would enforce such agreements in accordance with their plain meaning, (ii) we express no opinion with respect to a breach or default under any Specified Agreement that would occur only upon the happening of a contingency and (iii) we express no opinion with respect to any matters which require the performance of a mathematical calculation or the making of a financial or accounting determination.

This letter is furnished only to you and is solely for your benefit in connection with the transactions referenced in the first paragraph of this letter. This letter may not be relied upon by you for any other purpose, or furnished to, assigned to, quoted to, or relied upon by any other person, firm or entity for any purpose (including any person, firm or entity that acquires Certificates or any interest therein from you), without our prior written consent, which may be granted or withheld in our sole discretion. In addition, we hereby consent to your furnishing a copy of this letter: (i) to governmental regulatory agencies having jurisdiction over any person permitted to rely on this letter, (ii) to attorneys as needed in connection with any legal action arising out of the transactions contemplated by the Underwriting Agreement to which a person permitted to rely on this letter is a party, and (iii) as required by any order of, or in connection with any proceeding of, any court or governmental authority; provided, however, that no such person shall be entitled to rely on this letter.

Very truly yours,

DRAFT

SCHEDULE A

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Citigroup Global Markets Inc.

390 Greenwich Street

New York, New York 10013

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, New York 10036

Barclays Capital Inc.

745 Seventh Ave.

New York, New York 10019

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

BNP Paribas Securities Corp.

787 Seventh Avenue, 28th Floor

New York, New York 10019

Credit Agricole Securities (USA) Inc.

1301 Avenue of the Americas

New York, New York 10019

U.S. Bancorp Investments, Inc.

214 N. Tryon St. 26th Floor

EX-NC-WSTC, Charlotte, NC 28202

Wilmington Trust Company, individually, as Loan Trustee, as Subordination Agent, and as Pass Through Trustee

1100 N. Market Street

Wilmington, Delaware 19890-1605

KfW IPEX-Bank GmbH

Aviation, X2b, KV 27681

Palmengartenstraße 5-9

6035 Frankfurt am Main

Germany

Citibank, N.A. – Agency & Trust, as Depositary

480 Washington Blvd., 18th Floor

Jersey City, NJ 07310

Wilmington Trust, National Association, as Escrow Agent

1100 N. Market Street

Wilmington, Delaware 19890-1605

Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business

55 Water Street

New York, New York 10041

Moody’s Investors Service, Inc.

250 Greenwich Street

New York, New York 10007

EXHIBIT A

SPECIFIED ISSUER FREE WRITING PROSPECTUSES

1.	Free writing prospectus in the form attached as Schedule C of the Underwriting Agreement, dated [ ], 2016 and filed with the Commission on [ ], 2016.

2.	Free writing prospectus in the form of the investor presentation of the Company, identified on Schedule A of the Underwriting Agreement, used on [ ], 2016 and filed with the Commission on [ ], 2016.

EXHIBIT B

SPECIFIED AGREEMENTS2

Loan Agreement, dated May 23, 2013, among US Airways, Inc., as borrower, certain affiliates of US Airways, Inc. party to the agreement from time to time, Citicorp North America, Inc., as administrative agent, the lenders party to the agreement from time to time, Citigroup Global Markets Inc., as joint lead arranger and joint bookrunner, Barclays Bank PLC, as joint lead arranger, joint bookrunner and syndication agent, Morgan Stanley Senior Funding, Inc., as joint bookrunner and documentation agent and Goldman Sachs Bank USA, as joint bookrunner and documentation agent, as amended by Joinder to Loan Agreement, dated as of December 9, 2013, by American Airlines Group Inc. and American Airlines, Inc., Amendment No. 1, dated as of January 16, 2014, and Assumption Agreement, dated as of December 30, 2015, among American Airlines Group Inc., American Airlines, Inc. and Citicorp North America, as administrative agent, in which American Airlines Group Inc. assumed the obligations of US Airways Group as a guarantor and American Airlines, Inc. assumed the obligations of US Airways, Inc. as borrower.

Credit and Guaranty Agreement, dated as of June 27, 2013, as amended and restated pursuant to that certain First Amendment and Restatement Agreement dated as of May 21, 2015 and as amended pursuant to that certain First Amendment to Amended and Restated Credit and Guaranty Agreement, dated as of October 26, 2015, among American Airlines, Inc., as the borrower, American Airlines Group Inc. (f/k/a as AMR Corporation), as parent and guarantor, US Airways Group, Inc. and US Airways, Inc., as guarantors, the lenders party thereto from time to time, Deutsche Bank AG New York Branch, as administrative agent and collateral agent, Deutsche Bank Securities, Inc., Barclays Bank PLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs Bank USA, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley Senior Funding, Inc., BNP Paribas Securities Corp. and Crédit Agricole Corporate and Investment Bank, as joint lead arrangers and bookrunners, Deutsche Bank Securities, Inc., Barclays Bank PLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs Bank USA, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc., as syndication agents and Crédit Agricole Corporate and Investment Bank and BNP Paribas Securities Corp., as documentation agents.

Credit and Guaranty Agreement, dated as of October 10, 2014, as amended and restated pursuant to that certain First Amendment and Restatement Agreement dated as of April 20, 2015 and as amended pursuant to that certain First Amendment to Amended and Restated Credit and Guaranty Agreement, dated as of October 26, 2015, by and among American Airlines, Inc., as the borrower, American Airlines Group Inc., as parent and guarantor, US Airways Group, Inc. and US Airways, Inc., as guarantors, the lenders party thereto, Citibank N.A., as administrative agent and collateral agent, Citigroup Global Markets Inc., as left lead arranger, Citigroup Global Markets Inc., Barclays Bank PLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs Bank USA, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley Senior Funding, Inc., BNP Paribas Securities

[2]	To be updated.

Corp. and Crédit Agricole Corporate and Investment Bank as joint lead arrangers and bookrunners, Citigroup Global Markets Inc., Bank of America, N.A., Barclays Bank PLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs Bank USA, J.P. Morgan Securities LLC and Morgan Stanley Senior Funding, Inc., as syndication agents, and Crédit Agricole Corporate and Investment Bank and BNP Paribas Securities Corp., as documentation agents.

Indenture, dated as of May 24, 2013, between US Airways Group, Inc. and Wilmington Trust, National Association, as trustee, as supplemented by First Supplemental Indenture, dated as of May 24, 2013, among US Airways Group, Inc., US Airways, Inc. and Wilmington Trust, National Association, as trustee, Second Supplemental Indenture, dated as of December 9, 2013, among US Airways Group, Inc., US Airways, Inc., American Airlines Group Inc., American Airlines, Inc. and Wilmington Trust, National Association, as trustee, and Third Supplemental Indenture, dated as of December 30, 2015, among American Airlines Group Inc., American Airlines, Inc. and Wilmington Trust, National Association, as trustee, governing the 6.125% Senior Notes due 2018, including the Form of 6.125% Senior Notes due 2018.

Indenture, dated as of September 25, 2014, between American Airlines Group Inc., American Airlines, Inc., US Airways Group, Inc., US Airways, Inc. and Wilmington Trust, National Association, as trustee, as supplemented by First Supplemental Indenture, dated as of December 30, 2015, among American Airlines Group Inc., American Airlines, Inc. and Wilmington Trust, National Association, as trustee, governing the 5.50% Senior Notes due 2019, including the Form of 5.50% Senior Notes due 2019.

Indenture, dated as of March 5, 2015, between American Airlines Group Inc., American Airlines, Inc., US Airways Group, Inc., US Airways, Inc. and Wilmington Trust, National Association, as trustee, as supplemented by First Supplemental Indenture, dated as of December 30, 2015, among American Airlines Group Inc., American Airlines, Inc. and Wilmington Trust, National Association, as trustee, governing the 4.625% Senior Notes due 2020, including the Form of 4.625% Senior Notes due 2020.

Purchase Agreement No. 1977, dated as of October 31, 1997, between The Boeing Company and American Airlines, Inc. (Relating to Boeing Model 737 Aircraft), as amended, supplemented or otherwise modified.

Purchase Agreement No. 1980, dated as of October 31, 1997, between The Boeing Company and American Airlines, Inc. (relating to Boeing Model 777 Aircraft) as amended, supplemented or otherwise modified.

Purchase Agreement No. 03735, dated as of February 1, 2013, between The Boeing Company and American Airlines, Inc. (Relating to Boeing Model 737-8 MAX Aircraft), as amended, supplemented or otherwise modified.

Purchase Agreement No. 3219, dated as of February 1, 2013, between The Boeing Company and American Airlines, Inc. (Relating to Boeing Model 787 Aircraft), as amended, supplemented or otherwise modified.

A320 Family Aircraft Purchase Agreement, dated as of July 20, 2011, between Airbus S.A.S. and American Airlines, Inc., as amended, supplemented or otherwise modified.

Amended and Restated Airbus A320 Agreement, dated as of October 2, 2007, between US Airways, Inc. and Airbus S.A.S., as amended by Amendment No. 1, dated as of January 11, 2008, Amendment No. 2, dated as of October 20, 2008, including Amended and Restated Letter Agreement No. 3, Amended and Restated Letter Agreement No. 5, and Amended and Restated Letter Agreement No. 9 to the Purchase Agreement, Amendment No. 3, dated as of January 16, 2009, Amendment No. 4, dated as of August 11, 2009, Amendment No. 5, dated as of October 2, 2009, Amendment No. 6, dated as of November 20,2009 and Amendment No. 7, dated as of April 1, 2010.

DOT Agreement (incorporated by reference to Exhibit 10.5 to AMR’s Current Report on Form 8-K filed on November 13, 2013).

[            ], 2016

To the Persons Listed on Schedule A

Re:	American Airlines Pass Through Certificates, Series 2016-2AA and 2016-2A

Ladies and Gentlemen:

We have acted as special counsel to American Airlines, Inc., a Delaware corporation (the “Company”), in connection with the sale to you (the “Underwriters”) by Wilmington Trust Company, as pass through trustee (the “Pass Through Trustee”), of $567,360,000 aggregate face amount of American Airlines Pass Through Certificates, Series 2016-2AA, and $261,284,000 aggregate face amount of American Airlines Pass Through Certificates, Series 2016-2A (collectively, the “Pass Through Certificates”), pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on March 19, 2014 (Registration No. 333-194685) (as so filed and as amended, the “Registration Statement”), a base prospectus, dated March 19, 2014 (the “Base Prospectus”), included in the Registration Statement at the time it originally became effective, a preliminary prospectus supplement, dated [            ], 2016 (together with the Base Prospectus, the “Preliminary Prospectus”), filed with the Commission pursuant to Rule 424(b) under the Act, the Pricing Information Annex attached as Exhibit A hereto (the “Pricing Information Annex”), a final prospectus supplement, dated [            ], 2016, filed with the Commission pursuant to Rule 424(b) under the Act (together with the Base Prospectus, the “Prospectus”), and an underwriting agreement, dated [            ], 2016 (the “Class AA/A Underwriting Agreement”), among Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as representatives of the Underwriters, and the Company. The reports filed by the Company with the Commission and incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus are herein called the “Incorporated Documents.” References herein to the Registration Statement, the Preliminary Prospectus or the Prospectus exclude the Incorporated Documents. This letter is being delivered to you pursuant to Section 4(b)(1) of the Class AA/A Underwriting Agreement.

The primary purpose of our professional engagement was not to establish or confirm factual matters or financial or quantitative information. Therefore, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in, or incorporated by reference in, the Registration Statement, the Preliminary Prospectus, the Pricing Information Annex or the Prospectus (or the Incorporated Documents) (except to the extent expressly set forth in the numbered paragraph 10 of our letter to you of even date or in our letter to you of even date with respect to certain tax matters), and have not made an independent check or verification thereof (except as aforesaid). However, in the course of acting as special counsel to the Company in connection with the preparation by the Company of the Registration Statement, the Preliminary Prospectus, the Pricing Information Annex and the Prospectus, we reviewed the Registration Statement, the Preliminary Prospectus, the Pricing Information Annex, the Prospectus and the Incorporated Documents and participated in conferences and telephone conversations with officers and other representatives of the Company, the independent public accountants for the Company, your representatives and your counsel, during which conferences and conversations the contents of the Registration Statement, the Preliminary Prospectus, the Pricing Information Annex and the Prospectus (and portions of certain of the Incorporated Documents) and related matters were discussed. We also reviewed and relied upon certain corporate records and documents, letters from counsel and accountants, and oral and written statements of officers and other representatives of the Company and others as to the existence and consequence of certain factual and other matters.

Based on our participation, review and reliance as described above, we advise you that no facts came to our attention that caused us to believe that:

•	the Registration Statement, at the time it became effective on [ ], 2016, including the information deemed to be a part of the Registration Statement pursuant to Rule 430B under the Act (together with the Incorporated Documents at that time), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

•	the Preliminary Prospectus, as of [ ] p.m. New York time on [ ], 2016 (together with the Incorporated Documents at that date), when taken together with the Pricing Information Annex (collectively, the “Time of Sale Prospectus”), contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

•	the Prospectus, as of its date or as of the date hereof (together with the Incorporated Documents at those dates), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that we express no belief with respect to the financial statements, schedules, or other financial data included or incorporated by reference in, or omitted from, the Registration Statement, the Time of Sale Prospectus, the Prospectus, the Incorporated Documents or the Form T-1.

This letter is furnished only to you in your capacity as underwriters and is solely for your benefit in connection with the transactions referenced in the first paragraph. This letter may not be relied upon by you for any other purpose, or furnished to, assigned to, quoted to, or relied upon by any other person, firm or other entity for any purpose (including any person, firm or other entity that acquires Pass Through Certificates or any interest therein from you) without our prior written consent, which may be granted or withheld in our sole discretion. In addition, we hereby consent to your furnishing a copy of this letter: (i) to governmental regulatory agencies having jurisdiction over any person permitted to rely on this letter, (ii) to attorneys as needed in connection with any legal action arising out of the transactions contemplated by the Class AA/A Underwriting Agreement to which a person permitted to rely on this letter is a party, and (iii) as required by any order of, or in connection with any proceeding of, any court or governmental authority; provided, however, that no such person shall be entitled to rely on this letter.

Very truly yours,

DRAFT

SCHEDULE A

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Citigroup Global Markets Inc.

390 Greenwich Street

New York, New York 10013

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, New York 10036

Barclays Capital Inc.

745 Seventh Ave.

New York, New York 10019

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

BNP Paribas Securities Corp.

787 Seventh Avenue, 28th Floor

New York, New York 10019

Credit Agricole Securities (USA) Inc.

1301 Avenue of the Americas

New York, New York 10019

U.S. Bancorp Investments, Inc.

214 N. Tryon St. 26th Floor

EX-NC-WSTC, Charlotte, NC 28202

EXHIBIT A

PRICING INFORMATION ANNEX

EXHIBIT B

FORM OPINION OF MORRIS JAMES LLP

[            ], 2016

To Each of the Parties Listed

on Schedule A Attached Hereto

Re:	American Airlines, Inc. 2016-2 Pass Through Certificates

Ladies and Gentlemen:

We have acted as counsel to (i) Wilmington Trust Company, a Delaware trust company (in its individual capacity, “WTC”; in its capacity as Subordination Agent, Paying Agent, Pass Through Trustee or Loan Trustee, the “Trustee”), and (ii) Wilmington Trust, National Association (in its individual capacity, “WTNA”; in its capacity as Escrow Agent, the “Escrow Agent”), a national banking association, in connection with the transactions contemplated by a Pass Through Trust Agreement, dated as of September 16, 2014, between WTC, as Pass Through Trustee, and American Airlines, Inc. (“American”) (the “Basic Agreement”), as supplemented by three Pass Through Trust Supplements, dated as of the date hereof (each, a “Trust Supplement”, and together with the Basic Agreement, as so supplemented, the “Pass Through Trust Agreements”). This opinion is furnished pursuant to Sections 4(b)(2) and [4(b)(7)] of the Underwriting Agreement, dated [            ], 2016 (the “Underwriting Agreement”), among American, Citibank, N.A., as Depositary, and Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as representatives of the Underwriters named therein. Capitalized terms used herein and not otherwise defined are used as defined in the Underwriting Agreement, except that reference herein to any document shall mean such document as in effect as of the date hereof.

We have examined executed counterparts of the following documents:

(a)	the Pass Through Trust Agreements;

(b)	the Intercreditor Agreement;

(c)	the Note Purchase Agreement and all form aircraft financing documents attached thereto;

(d)	the Escrow Agreements;

(e)	the Liquidity Facilities;

(f)	the Deposit Agreements (the documents listed in (a) through (f) are collectively referred to herein as the “Transaction Documents”);

(g)	the Underwriting Agreement;

(h)	(1) the Registration Statement on Form S-3 (Registration No. 333-194685), filed by American under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”), with the Securities and Exchange Commission on March 19, 2014, including the exhibits thereto and the documents filed by American with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, that are incorporated by reference therein and also including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Securities Act, (2) the base prospectus dated March 19, 2014 related to pass through certificates included in the Registration Statement, (3) the preliminary prospectus supplement of American dated [ ], 2016, relating to the Pass Through Certificates in the form filed pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein, (4) the free writing prospectuses identified in Schedule A to the Underwriting Agreement, and (5) the final prospectus supplement of American dated [ ], 2016, relating to the Pass Through Certificates in the form filed pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein (collectively, the “Prospectus”); and

(i)	the Certificates (with attached Escrow Receipts) being issued today in definitive form.

We have also examined originals or copies of such other documents and such corporate records, certificates and other statements of governmental officials and corporate officers and other representatives of the corporations or entities referred to herein as we have deemed necessary or appropriate for the purposes of this opinion. Moreover, as to certain facts material to the opinions expressed herein, we have relied upon the representations and warranties contained in the documents referred to in this paragraph.

Based upon the foregoing and upon an examination of such questions of law as we have considered necessary or appropriate, and subject to the assumptions, exceptions and qualifications set forth below, we advise you that, in our opinion:

1. WTC is a trust company duly organized and validly existing in good standing under the laws of the State of Delaware, and has the corporate power and authority to execute, deliver and perform its obligations under, in its individual capacity, or as Trustee, as the case may be, the Transaction Documents and the Certificates. WTC is a “citizen of the United States” as defined in 49 U.S.C. § 40102.

2. Each of the Transaction Documents has been duly authorized, executed and delivered by WTC in its individual capacity, or as Trustee, as the case may be, and constitutes the legal, valid and binding obligation of WTC in its individual capacity, or as Trustee, as the case may be, enforceable against WTC in its individual capacity, or as Trustee, as the case may be, in accordance with its terms. Each of the Pass Through Trust Agreements is a legal, valid and binding obligation of American, enforceable against American in accordance with its terms.

3. WTC, solely in its capacity as Trustee, has duly authorized, issued, executed and delivered the Certificates to the holders thereof pursuant to the terms and provisions of the Pass Through Trust Agreements; the Certificates are duly authorized, legal, valid and binding obligations of the Trusts, enforceable against the Trusts in accordance with their terms and the terms of the Pass Through Trust Agreements and are entitled to the benefits of the related Pass Through Trust Agreements.

4. No authorization, consent or approval of, notice to or filing with, or the taking of any other action in respect of, any governmental authority or agency of the United States or the State of Delaware governing the trust powers of WTC is required for the execution, delivery or performance by WTC in its individual capacity, or as Trustee, as the case may be, of the Transaction Documents or the Certificates.

5. Neither the execution, delivery or performance by WTC in its individual capacity, or as Trustee, as the case may be, of the Transaction Documents or the Certificates, nor compliance with the terms and provisions thereof, conflicts with the charter or bylaws of WTC or results in a breach or violation of any of the terms, conditions or provisions of any law, governmental rule or regulation of the United States or the State of Delaware governing the trust powers of WTC or, to our knowledge, any order, writ, injunction or decree of any court or governmental authority against WTC or by which it or any of its properties is bound or, to our knowledge, any indenture, mortgage, contract or other agreement or instrument to which WTC is a party or by which it or any of its properties is bound, or constitutes a default thereunder.

6. Assuming that the Trusts (as defined in the Intercreditor Agreement) will not be taxable as corporations, but, rather, will be classified as grantor trusts under subpart E, Part I of Subchapter J of the United States Internal Revenue Code of 1986, as amended (the “Code”), or as a partnership under Subchapter K of the Code, (i) the Trusts will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof and (ii) the Certificateholders (as defined in the Basic Agreement) that are not residents of or otherwise subject to tax in Delaware will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof as a result of purchasing, holding (including receiving payments with respect to) or selling a Certificate.

7. The statements set forth under the caption “Certain Delaware Taxes” in the Prospectus, insofar as such statements purport to constitute summaries of Delaware tax law and regulations or legal conclusions with respect thereto, are accurate summaries of the matters described therein in all material respects.

8. To our knowledge, there are no proceedings pending or threatened against or affecting WTC in any court or before any governmental authority, agency, arbitration board or tribunal which, if adversely determined, individually or in the aggregate, would materially and adversely affect any Trust or question the right, power and authority of WTC in its individual capacity, or as Trustee, as the case may be, to enter into or perform its obligations under the Transaction Documents or which would call into question or challenge the validity of any of the Transaction Documents or the enforceability thereof.

9. Each of the Equipment Notes (as defined in the Note Purchase Agreement) to be delivered to and registered in the name of the Subordination Agent pursuant to the Participation Agreements, the Indentures (each as defined in the Intercreditor Agreement), the Note Purchase Agreement and the Intercreditor Agreement will be held by the Subordination Agent in trust as trustee for the Trustee under the Pass Through Trust Agreement on behalf of the Certificateholders of each related Trust.

10. WTNA is a national banking association duly organized and validly existing in good standing under the laws of the United States of America and has the corporate power and authority to execute, deliver and perform its obligations under, in its individual capacity, or as Escrow Agent, as the case may be, the Transaction Documents.

11. Each of the Transaction Documents has been duly authorized, executed and delivered by WTNA in its individual capacity, or as Escrow Agent, as the case may be, and constitutes a legal, valid and binding obligation of WTNA in its individual capacity, or as Escrow Agent, as the case may be, enforceable against WTNA in its individual capacity, or as Escrow Agent, as the case may be, in accordance with its terms.

12. No authorization, consent or approval of, notice to or filing with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware or the United States of America governing the banking and trust powers of WTNA is required for the execution, delivery or performance by WTNA in its individual capacity, or as Escrow Agent, as the case may be, of the Transaction Documents.

13. Neither the execution, delivery or performance by WTNA in its individual capacity, or as Escrow Agent, as the case may be, of the Transaction Documents, nor compliance with the terms and provisions thereof, conflicts with the charter or bylaws of WTNA or results in a breach or violation of any of the terms, conditions or provisions of any law, governmental rule or regulation of the State of Delaware or the United States governing the banking and trust powers of WTNA or, to our knowledge, any order, writ, injunction or decree of any court or governmental authority against WTNA or by which it or any of its properties is bound or, to our knowledge, any indenture, mortgage, contract or other agreement or instrument to which WTNA is a party or by which it or any of its properties is bound, or constitutes a default thereunder.

The foregoing opinions are subject to the following assumptions, exceptions and qualifications:

A. We are admitted to practice law in the State of Delaware and do not hold ourselves out as being experts on the law of any other jurisdiction. The foregoing opinions are limited to the laws of the State of Delaware, the federal laws of the United States of America governing the trust powers of WTC and the federal laws of the United States of America governing the banking and trust powers of WTNA, except that we express no opinion with respect to (i) federal securities laws, including the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Investment Company Act of 1940, as amended, and the Trust Indenture Act of 1939, as amended, (ii) Part A of Subtitle VII of Title 49 of the United States Code, as amended (except with respect to the opinion set forth in paragraph 1 above concerning the citizenship of WTC), (iii) the Federal Communications Act of 1934, as amended, (iv) state securities or blue sky laws, or (v) laws, rules and regulations applicable to the particular nature of the equipment acquired by American. Insofar as the foregoing opinions relate to the validity and enforceability of the Transaction Documents expressed to be governed by the laws of the State of New York, we have assumed that each such document is legal, valid, binding and enforceable in accordance with its terms under such laws (as to which we express no opinion).

B. The foregoing opinions regarding enforceability are subject to (i) applicable bankruptcy, insolvency, moratorium, receivership, reorganization, fraudulent conveyance and similar laws relating to or affecting the rights and remedies of creditors generally, and (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law).

C. We have assumed the due authorization, execution and delivery by each of the parties thereto (other than WTC in its individual capacity, or as Trustee, as the case may be, or WTNA in its individual capacity, or as Escrow Agent, as the case may be) of the Transaction Documents, and that each of such parties has the full power, authority and legal right to execute, deliver and perform each such document.

D. We have assumed that all signatures (other than those of WTC in its individual capacity, or as Trustee, as the case may be, or WTNA in its individual capacity, or as Escrow Agent, as the case may be) on documents examined by us are genuine, that all documents submitted to us as originals are authentic, and that all documents submitted to us as copies or specimens conform with the originals, which facts we have not independently verified.

E. The opinions expressed in paragraph 8 above regarding any pending litigation or court order with respect to the Trusts are limited solely to our search as of the date hereof of public records of the Chancery Court of the State of Delaware in and for New Castle County, the Superior Court of the State of Delaware in and for New Castle County and the United States District Court for the District of Delaware.

F. We have not participated in the preparation of any offering materials with respect to the Certificates and assume no responsibility for their contents.

G. In basing the opinions set forth herein on “our knowledge,” the words “our knowledge” signify that no information has come to the attention of the attorneys in the firm who are directly involved in the representation of WTC or WTNA in this transaction that would give us actual knowledge that any such opinions are not accurate. Except as otherwise stated herein, we have undertaken no independent investigation or verification of such matters.

This opinion may be relied upon by you in connection with the matters set forth herein. We also consent to the reliance upon this opinion as to matters of Delaware law by Latham & Watkins LLP and Milbank, Tweed, Hadley & McCloy LLP as if it were addressed to them, in rendering their opinions to you of even date herewith. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

Very truly yours,

MML/mag

SCHEDULE A

American Airlines, Inc.

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Citigroup Global Markets Inc.

390 Greenwich Street

New York, New York 10013

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, New York 10036

Barclays Capital Inc.

745 Seventh Ave.

New York, New York 10019

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

BNP Paribas Securities Corp.

787 Seventh Avenue, 28th Floor

New York, New York 10019

Credit Agricole Securities (USA) Inc.

1301 Avenue of the Americas

New York, New York 10019

U.S. Bancorp Investments, Inc.

214 N. Tryon St. 26th Floor

EX-NC-WSTC, Charlotte, NC 28202

Wilmington Trust Company, individually, as Loan Trustee, as Subordination Agent, and as Pass Through Trustee

1100 N. Market Street

Wilmington, Delaware 19890-1605

KfW IPEX-Bank GmbH

Aviation, X2b, KV 27681

Palmengartenstraße 5-9

6035 Frankfurt am Main

Germany

Citibank, N.A. – Agency & Trust, as Depositary

480 Washington Blvd., 18th Floor

Jersey City, NJ 07310

Wilmington Trust, National Association, as Escrow Agent

1100 N. Market Street

Wilmington, Delaware 19890-1605

Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business

55 Water Street

New York, New York 10041

Moody’s Investors Service, Inc.

250 Greenwich Street

New York, New York 10007

EXHIBIT C

FORM OPINION OF PILLSBURY WINTHROP SHAW PITTMAN LLP, SPECIAL NEW

YORK COUNSEL TO THE LIQUIDITY PROVIDER

To the Addressees Listed on

Exhibit A Attached Hereto

[            ], 2016

To the Addressees Listed on

Exhibit A Attached Hereto

Re:	Liquidity Facilities relating to American Airlines Pass Through Trusts 2016-2

Ladies and Gentlemen:

We have acted as special New York (the “State”) counsel to KfW IPEX-Bank GmbH (“KfW IPEX-Bank”), in connection with the negotiation, execution and delivery of (i) the Revolving Credit Agreement (2016-2AA) dated as of [            ], 2016 (the “Class AA Liquidity Facility”) by and between KfW IPEX-Bank, as Liquidity Provider, and Wilmington Trust Company, not in its individual capacity but solely as Subordination Agent and as agent and trustee for the trustee of the American Airlines Pass Through Trust 2016-2AA (the “Class AA Trust”), as Borrower under the Class AA Liquidity Facility, (ii) the Revolving Credit Agreement (2016-2A) dated as of [            ], 2016 (the “Class A Liquidity Facility”) by and between KfW IPEX-Bank, as Liquidity Provider, and Wilmington Trust Company, not in its individual capacity but solely as Subordination Agent and as agent and trustee for the trustee of the American Airlines Pass Through Trust 2016-2A (the “Class A Trust”), as Borrower under the Class A Liquidity Facility, (iii) the Revolving Credit Agreement (2016-2B) dated as of [            ], 2016 (the “Class B Liquidity Facility”) by and between KfW IPEX-Bank, as Liquidity Provider, and Wilmington Trust Company, not in its individual capacity but solely as Subordination Agent and as agent and trustee for the trustee of the American Airlines Pass Through Trust 2016-2B (the “Class B Trust”), as Borrower under the Class B Liquidity Facility, and (iv) the Intercreditor Agreement (2016-2) dated as of [            ], 2016 (the “Intercreditor Agreement”, and together with the Class AA Liquidity Facility, the Class A Liquidity Facility and the Class B Liquidity Facility, the “Opinion Documents”) among Wilmington Trust Company, not in its individual capacity but solely as Trustee of the Class AA Trust, the Class A Trust and the Class B Trust, KfW IPEX-Bank, as the Class AA Liquidity Provider, the Class A Liquidity Provider and the Class B Liquidity Provider, and Wilmington Trust Company, as Subordination Agent. This opinion is delivered to you at the request of our client pursuant to Section 4(b)(3) of the Underwriting Agreement with respect to the purchase of the Class AA Certificates and the Class A Certificates (the “Class AA/A Underwriting Agreement”) and Section 4(b)(3) of the Underwriting Agreement with respect to the purchase of the Class B Certificates (the “Class B Underwriting Agreement”).

To the Addressees Listed on

Exhibit A Attached Hereto

Except as otherwise noted herein, all capitalized terms used herein shall have the respective defined meanings set forth in the Intercreditor Agreement, or by reference therein. In our capacity as special counsel to KfW IPEX-Bank, we have examined each of the Opinion Documents.

On the basis of the assumptions and subject to the qualifications and limitations set forth below, we are of the opinion that:

1. The Opinion Documents constitute the valid and legally binding agreements of KfW IPEX-Bank, enforceable against KfW IPEX-Bank in accordance with their respective terms.

2. The execution, delivery and performance by KfW IPEX-Bank of the Opinion Documents and the consummation of the transactions contemplated therein do not and will not violate any banking law, or any governmental rule or regulation relating thereto, of the United States of America or the State.

3. No authorization, consent, approval or other action by, and no notice to or filing with, any banking authority or regulatory body of the United States of America or the State is required for the due execution, delivery and performance by KfW IPEX-Bank of the Opinion Documents, as the case may be, other than administrative and ministerial filings which KfW IPEX-Bank is obligated to make in the ordinary course of its business (which filings we have assumed have been and will continue to be made in a timely manner).

Our opinions are subject to the following qualifications and limitations:

(a) Our opinions are subject to and limited by the effect of (i) any applicable bankruptcy, fraudulent conveyance and transfer, moratorium, insolvency, reorganization, receivership, conservatorship, arrangement and other laws affecting and relating to the rights of creditors generally; (ii) general equitable principles; (iii) requirements of reasonableness, good faith, materiality and fair dealing; (iv) generally applicable rules of law that may permit a party who has materially failed to render or offer performance required by the contract to cure that failure unless (A) permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance or (B) it was important in the circumstances to the aggrieved party that performance occur by the date stated in the contract, and (v) additionally, in the case of (A) indemnities, a requirement that facts, known to the indemnitee but not the indemnitor, in existence at the time the indemnity becomes effective that would entitle the indemnitee to indemnification be disclosed to the indemnitor, or a requirement that an indemnity provision will not be read to

To the Addressees Listed on

Exhibit A Attached Hereto

impose obligations upon indemnitors which are neither disclosed at the time of its execution nor reasonably within the scope of its terms and overall intention of the parties at the time of its making, (B) waivers, Sections 9-602 and 9-603 of the Uniform Commercial Code as in effect at any time in the State (the “UCC”), (C) indemnities, waivers and exculpatory provisions, public policy and (D) restrictions on, or remedies in the event of, assignment or transfer of rights or interests or the creation, attachment, perfection or enforcement of security interests, Sections 9-401(b), 9-406, 9-407, 9-408 and 9-409 of the UCC.

(b) We express no opinion with respect to the enforceability of (A) any consent to jurisdiction clause or waiver of inconvenient forum clause, insofar as any such clause relates to federal courts (except as to the personal jurisdiction thereof); (B) any waiver of trial by jury clause insofar as such clause is sought to be enforced in a federal court, (C) any forum-selection clause, or (D) any choice of venue clause, i.e., requiring actions to be commenced in a particular court in a particular jurisdiction.

(c) In giving our opinions 2 and 3, we have, without independent investigation or verification, relied in part on the opinion dated the date hereof and addressed to you by an in-house counsel of KfW IPEX-Bank, attached hereto as Exhibit B.

In rendering our opinions:

(i) We have, without independent verification, relied, with respect to factual matters, statements and conclusions, on certificates and statements of governmental officials and of individuals identified to us as officials of KfW IPEX-Bank and on the representations and warranties made by KfW IPEX-Bank in the Opinion Documents.

(ii) We have examined originals, or copies of originals certified, conformed or otherwise identified to our satisfaction, of such agreements, documents and records as we have considered relevant and necessary as a basis for this opinion.

(iii) We have assumed the accuracy, completeness and authenticity of all original certificates, agreements, documents, records and other materials submitted to us, the conformity with the originals of any copies submitted to us, the genuineness of all signatures and the legal capacity of natural persons.

(iv) We have assumed that (A) KfW IPEX-Bank (1) is duly incorporated or organized, validly existing and in good standing under the laws of the Federal Republic of Germany and (2) has the corporate power and has

To the Addressees Listed on

Exhibit A Attached Hereto

taken all necessary action to authorize it to execute and deliver, and to perform its obligations under, and has duly executed and delivered, each of the Opinion Documents; (B) the execution, delivery and performance by KfW IPEX-Bank of the Opinion Documents do not and will not (1) violate or conflict with, result in a breach of, constitute a default under, (aa) the organizational documents of KfW IPEX-Bank, (bb) any agreement or instrument to which KfW IPEX-Bank or any of its affiliates is a party or by which KfW IPEX-Bank or any of its affiliates or any of their respective properties may be bound, (cc) any authorization, consent, approval (including without limitation all foreign exchange control approvals) or license (or the like) of, or exemption (or the like) from, any governmental unit, agency, commission, department or other authority granted to or otherwise applicable to KfW IPEX-Bank or any of its affiliates or any of their respective properties (each a “Governmental Approval”) (other than the Governmental Approvals that are the subject of our opinion in paragraph 3 above), (dd) any registration or filing (or the like) with, or report or notice (or the like) to, any governmental unit, agency, commission, department or other authority, including without limitation the central bank of the Federal Republic of Germany, made by or otherwise applicable to KfW IPEX-Bank or any of its affiliates or any of their respective properties (each a “Governmental Registration”) (other than the Governmental Registrations that are the subject of our opinion in paragraph 3 above), (ee) any order, decision, judgment or decree that may be applicable to KfW IPEX-Bank or any of its affiliates or any of their respective properties or (ff) any law (other than the federal law of the United States of America and the law of the State, each as in effect on the date hereof), or (2) require any Governmental Approval or any Governmental Registration (other than the Governmental Approvals and Governmental Registrations that are the subject of our opinion in paragraph 3 above); (C) all parties to the transactions contemplated in the Opinion Documents will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Opinion Documents; and (D) there are no agreements, instruments, understanding or negotiations between the parties not set forth in the Opinion Documents that would modify the terms or rights and obligations of the parties thereunder.

(v) We have assumed that the Opinion Documents constitute (subject to the same qualifications as are contained in subparagraph (A) of the immediately preceding paragraph above) the valid, legally binding and enforceable agreements of the parties thereto under all applicable law (other than, in the case of KfW IPEX-Bank, the federal law of the United States of America and the law of the State).

To the Addressees Listed on

Exhibit A Attached Hereto

(vi) We have assumed that there exists no provision of any law (other than federal law of the United States of America and the law of the State) which would adversely affect the enforceability of the Opinion Documents.

(vii) We have assumed that the choice of law of the State as the governing law of the Opinion Documents would not result in a violation of an important public policy of another state or country having greater contacts with the transactions contemplated by the Opinion Documents other than the State.

We express no opinion as to the law of any jurisdiction other than the law of the State (excluding the securities and blue sky laws of such State, as to which we express no opinion) and the federal law of the United States of America (excluding the federal securities laws, customs laws and international trade laws as to which we express no opinion), in each case that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to transactions of the type reflected in the Opinion Documents and not including any law that is part of a regulatory regime applicable to specific assets or business of any party to any of the Opinion Documents (other than the laws that are the subject of our opinions in paragraphs 2 and 3) and not including charters, ordinances, bylaws and other laws enacted by political subdivisions of the State.

This opinion speaks only as of the date hereof. We have no responsibility or obligation to update this letter or to take into account changes in law, facts or any other developments of which we may later become aware.

This opinion is rendered by us as special counsel for KfW IPEX-Bank solely for your benefit in connection with the transaction referred to herein and may not be used, circulated, quoted or otherwise referred to or relied upon for any other purpose or by any other person without our prior written consent, except that this letter may be disclosed to (a) legal counsel of the persons listed on Exhibit A hereto and (b) others insofar as it relates to the income tax treatment or tax structure of the transaction.

Very truly yours,

EXHIBIT A

American Airlines, Inc.

433 Amon Carter Boulevard

Fort Worth, TX 76155

Wilmington Trust Company, Individually,

as Loan Trustee, as Subordination Agent,

and as Pass Through Trustee

1100 N. Market Street

Wilmington, Delaware 19890-1605

Moody’s Investor Service, Inc.

250 Greenwich Street

New York, New York 10007

Standard & Poor’s Ratings Services

55 Water Street

New York, New York 10041

KfW IPEX-Bank GmbH

Aviation, X2b, KV 27681

Palmengartenstraße 5-9

60325 Frankfurt am Main

Germany

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Citigroup Global Markets Inc.

390 Greenwich Street

New York, New York 10013

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, New York 10036

Barclays Capital Inc.

745 Seventh Ave.

New York, New York 10019

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

BNP Paribas Securities Corp.

787 Seventh Avenue, 28th Floor

New York, New York 10019

Credit Agricole Securities (USA) Inc.

1301 Avenue of the Americas

New York, New York 10019

U.S. Bancorp Investments, Inc.

214 N. Tryon St. 26th Floor

EX-NC-WSTC, Charlotte, NC 28202

EXHIBIT D

FORM OPINION OF IN-HOUSE COUNSEL TO THE LIQUIDITY PROVIDER

[KfW IPEX-Bank LETTERHEAD]

[            ], 2016

To: The Addressees listed on Exhibit A to this opinion letter

Re: Liquidity Facilities relating to American Airlines Pass Through Trusts 2016-2

Ladies and Gentlemen:

As in-house counsel to KfW IPEX-Bank GmbH (“KfW IPEX-Bank”) I have been asked to give this legal opinion. In this connection, I have reviewed the following documents (collectively, the “Documents”):

(i)	a copy of the Revolving Credit Agreement (2016-2AA) dated as of [ ], 2016 (the “Class AA Liquidity Facility”) between (a) Wilmington Trust Company, not in its individual capacity but solely as Subordination Agent and as agent and trustee for the trustee of the American Airlines Pass Through Trust 2016-2AA (the “Class AA Trust”), as borrower and (b) KfW IPEX-Bank, as “Class AA Liquidity Provider”;

(ii)	a copy of the Revolving Credit Agreement (2016-2A) dated as of [ ], 2016 (the “Class A Liquidity Facility”) between (a) Wilmington Trust Company, not in its individual capacity but solely as Subordination Agent and as agent and trustee for the trustee of the American Airlines Pass Through Trust 2016-2A (the “Class A Trust”), as borrower and (b) KfW IPEX-Bank, as “Class A Liquidity Provider”;

(iii)	a copy of the Revolving Credit Agreement (2016-2B) dated as of [ ], 2016 (the “Class B Liquidity Facility”) between (a) Wilmington Trust Company, not in its individual capacity but solely as Subordination Agent and as agent and trustee for the trustee of the American Airlines Pass Through Trust 2016-2B (the “Class B Trust”), as borrower and (b) KfW IPEX-Bank, as “Class B Liquidity Provider”; and

(iv)	a copy of the Intercreditor Agreement dated as of [ ], 2016 (the “Intercreditor Agreement”) among (a) Wilmington Trust Company, not in its individual capacity but solely as trustee of the Class AA Trust, the Class A Trust and the Class B Trust, (b) KfW IPEX-Bank, as the Class AA Liquidity Provider, the Class A Liquidity Provider and the Class B Liquidity Provider, and (c) Wilmington Trust Company as Subordination Agent.

Unless otherwise defined in this opinion letter, terms used but not defined herein have the meanings ascribed thereto in the Intercreditor Agreement, or by reference therein.

I have also examined such other documents and corporate records of KfW IPEX-Bank and have made such investigations in respect of KfW IPEX-Bank as I have deemed necessary for the purpose of giving this opinion. This opinion is being furnished pursuant to Section 4(b)(4) of the Underwriting Agreement with respect to the purchase of the Class AA Certificates and the Class A Certificates (the “Class AA/A Underwriting Agreement”) and Section 4(b)(4) of the Underwriting Agreement with respect to the purchase of the Class B Certificates (the “Class B Underwriting Agreement”).

In giving this opinion I have assumed that all documents submitted to me as copies or specimen documents are complete and conform to the originals of such documents, that all documents have, where applicable, been executed in the form examined by me and that the signatures on the originals of all documents submitted to me, other than the signatures of KfW IPEX-Bank’s officers, are genuine. In my examination I have assumed that all such documents are within the capacity and power of, have been duly executed and delivered and also duly authorized by or on behalf of each of the parties thereto other than KfW IPEX-Bank and that there has been no breach of the terms thereof. As to various questions of fact material to my opinion, I have relied upon information provided to us by officers of KfW IPEX-Bank. I have also assumed:

(a)	There is nothing in New York law or the law of any other jurisdiction (other than Germany) nor any other document (other than the Documents) which affects the matters addressed by this opinion.

(b)	Each party to the Documents (other than KfW IPEX-Bank) is duly incorporated and validly existing under the laws of the place of its incorporation.

(c)	Insofar as any obligation falls to be performed in any jurisdiction outside Germany, its performance will not be illegal or ineffective by virtue of the laws of that jurisdiction.

(d)	that the Documents constitute legal, valid, binding and enforceable obligations of KfW IPEX-Bank under the laws of the State of New York;

(e)	that the Documents constitute legal, valid and binding obligations of the parties to the Documents (other than KfW IPEX-Bank) under the laws of their place of incorporation or organization and all other applicable laws and have been and remain duly approved and authorized by all necessary corporate, governmental and other action in accordance with their constitutive documents, the laws of their place of incorporation or organization and such other laws; and

(f)	the correctness of the representations as to factual matters made in each of the Documents.

No opinion is expressed herein as to the laws of any jurisdiction other than the laws of the Federal Republic of Germany (“Germany”).

Based upon the foregoing and subject to the assumptions and reservations set forth herein and matters of fact, documents or events not disclosed to me, in connection with the obligations of KfW IPEX-Bank under the Documents, I am of the opinion that insofar as the laws of Germany are concerned:

1.	KfW IPEX-Bank is a private limited liability company (Gesellschaft mit beschränkter Haftung) incorporated under the laws of Germany with full legal capacity (“unbeschränkter Rechtsfähigkeit”), is duly established and validly exists as a credit institution under the laws of Germany.

2.	KfW IPEX-Bank has unlimited corporate existence and has the corporate power and authority to execute and deliver, and perform its obligations under, the Documents, and execution, delivery and performance under the Documents has been duly authorized by KfW IPEX-Bank;

3.	KfW IPEX-Bank has the power to enter into the Documents which have been (i) duly executed on behalf of KfW IPEX-Bank when signed by [Jörg-Andreas Dürr and Anne Hashagen], as duly appointed officers of KfW IPEX-Bank, and (ii) duly delivered by KfW IPEX-Bank on the date hereof;

4.	the obligations of KfW IPEX-Bank under the Documents are legal, valid, binding and enforceable against KfW IPEX-Bank under the laws of Germany (assuming the Documents are legal, valid, binding and enforceable under New York law), except to the extent that enforcement may be limited by equitable principles and applicable bankruptcy, insolvency, re-organization, moratorium or other similar laws and judicial decisions affecting creditors’ rights generally;

5.	it is not necessary that any of the Documents be filed, recorded or enrolled with any public office, governmental authority or court in Germany in order to ensure the legality or validity of the Documents in Germany;

6.	to the best of my knowledge, there are no pending actions, suits or proceedings against KfW IPEX-Bank which if adversely determined (i) would materially and adversely affect the ability of KfW IPEX-Bank to perform its obligations under the Documents or (ii) would render the Documents invalid or unenforceable;

7.	no consent or approval of any governmental or public bodies or authorities or courts of Germany is required by KfW IPEX-Bank in connection with the execution and delivery of the Documents and the performance by KfW IPEX-Bank of its obligations under the Documents;

8.	the execution, delivery and performance of the Documents does not violate any law of Germany applicable to KfW IPEX-Bank and does not contravene any of KfW IPEX Bank’s organizational documents;

9.	the choice of the law of the State of New York to govern the obligations of the parties under the Documents will be upheld as a valid choice of law in any action brought in connection with the Documents in the courts of Germany against KfW IPEX-Bank and the submission by KfW IPEX-Bank to the non-exclusive jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and the appellate courts from any thereof under such Documents is binding on KfW IPEX-Bank;

10.	any final and conclusive judgment rendered by the Supreme Court of the State of New York or by the United States District Court for the Southern District of New York for a definite sum for the recovery of amounts due and unpaid by KfW IPEX-Bank under the Documents will be enforceable against KfW IPEX-Bank in Germany without re-examination or re-litigation of the matters adjudicated subject to the applicable rules for obtaining a necessary executory decision (action upon the foreign judgment) issued by a competent German court. Such a decision will not be rendered if any of the reasons for excluding enforceability set out in Section 328 (1) of the German Code of Civil Procedure (Zivilprozessordnung - ZPO) is present, in particular, if:

(a)	under German law the said state or federal court did not have jurisdiction;

(b)	KfW IPEX-Bank has not been served with process in a proper and timely fashion and has not defended itself against the claim in court;

(c)	the judgment conflicts with a prior judgment relating to the same matter of a German court or a prior judgment relating to the same matter of a foreign court which is to be recognized in Germany, or the litigation resulting in the judgment to be enforced conflicts with litigation relating to the same matter previously commenced in Germany;

(d)	recognition of the judgment would clearly be contrary to basic principles of German law or public policy, in particular the constitutional human rights (“Grundrechte”), though we do not know of any such conflict; or

(e)	reciprocity is not ensured; I understand that reciprocity for the recognition of judgments currently exists between Germany and the State of New York, but I must point out that such reciprocity might cease to exist at any time.

11.	the payment obligations of KfW IPEX-Bank under each of the Class AA Liquidity Facility, the Class A Liquidity Facility and the Class B Liquidity Facility rank pari passu with its obligations to pay any other unsecured and unprivileged obligations of KfW IPEX-Bank for borrowed money that are not preferred by contractual stipulations or by law or in proceedings under the Insolvency Code (Insolvenzordnung) or by similar laws affecting creditors’ rights generally.

12.	In any proceeding taken in Germany in relation to the Documents, KfW IPEX-Bank will not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process.

The opinions set forth above are subject to the following reservations:

(a)	the courts in Germany may not enforce any provision of the Documents or any obligation or right in connection therewith which is or becomes illegal under the law of the foreign jurisdiction in which it is to be performed or which may be contrary to public policy or mandatory provisions of German law;

(b)	enforcement of the obligations under the Documents in a German court may be affected by prescription or lapse of time, bankruptcy, insolvency, liquidation, re-organization, reconstruction or similar laws and judicial decisions affecting creditors’ rights generally;

(c)	provisions in any of the Documents providing that certain certifications or determinations will be conclusive and binding will not necessarily prevent judicial enquiry by a German court into the merits of any claim by an aggrieved party; and

(d)	as regards provisions in the Documents relating to jurisdiction, a German court may stay proceedings if concurrent proceedings are being brought elsewhere;

(e)	the relevant contents of New York law must be duly proved in any such action on proceeding and

(f)	the enforcement of a foreign judgment in Germany or the commencement of proceedings in Germany are subject to the German laws of civil procedure and enforcement, which inter alia without limitation will require the translation of foreign language documents into the German language by an official sworn translator and a German court might decide on the costs to be borne by the parties otherwise than as contemplated in any contract or judgment. Such rules shall not be discriminatory against foreign parties to such enforcement or other proceedings.

This opinion speaks only as of the date hereof and is solely for the benefit of the addressees of this opinion letter listed on Exhibit A, their successors and permitted assigns. This opinion is limited to matters of German law as in force at the date of this opinion. This opinion may not be delivered to or relied upon by any other person, firm, corporation or entity without my express prior consent in writing and is strictly limited to the matters stated herein and is not to be used or extended by implication to any other matter whether in connection with the Documents or any of them or otherwise; provided that a copy of this opinion may be furnished (but such recipients may not rely on this opinion) without my prior written consent to (i) any prospective successors or assigns; (ii) your legal and other advisors; (iii) any legislative, administrative, regulatory or judicial body having jurisdiction over you to the extent required by applicable law; and (iv) any person pursuant to legal process. I assume no obligation to advise any of the addressees of any change that may hereafter be brought to our attention.

This opinion is issued in Germany and the signing in-house counsel in its capacity as representative of KfW IPEX-Bank. Consequently, this opinion is exclusively issued by KfW IPEX-Bank and the undersigned is excluded from any personal liability in connection herewith.

Very truly yours,

KfW IPEX-Bank GmbH

EXHIBIT A

American Airlines, Inc.

433 Amon Carter Boulevard

Fort Worth, TX 76155

Wilmington Trust Company, Individually,

as Loan Trustee, as Subordination Agent,

and as Pass Through Trustee

1100 N. Market Street

Wilmington, Delaware 19890-1605

Moody’s Investor Service, Inc.

250 Greenwich Street

New York, New York 10007

Standard & Poor’s Ratings Services

55 Water Street

New York, New York 10041

Pillsbury Winthrop Shaw Pittman LLP

1540 Broadway

New York, New York 10036

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Citigroup Global Markets Inc.

390 Greenwich Street

New York, New York 10013

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, New York 10036

Barclays Capital Inc.

745 Seventh Ave.

New York, New York 10019

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

BNP Paribas Securities Corp.

787 Seventh Avenue, 28th Floor

New York, New York 10019

Credit Agricole Securities (USA) Inc.

1301 Avenue of the Americas

New York, New York 10019

U.S. Bancorp Investments, Inc.

214 N. Tryon St. 26th Floor

EX-NC-WSTC, Charlotte, NC 28202

EXHIBIT E

FORM OPINION OF PILLSBURY WINTHROP SHAW PITTMAN LLP, SPECIAL NEW YORK COUNSEL TO THE DEPOSITARY

[            ], 2016

To the Addressees Listed on

Exhibit A Attached Hereto

Re:	Deposit Agreements relating to American Airlines Pass Through Trusts 2016-2

Ladies and Gentlemen:

We have acted as special New York (the “State”) counsel to Citibank, N.A. (“Citi”), in connection with the negotiation, execution and delivery of (i) the Deposit Agreement (Class AA) dated as of [            ], 2016 (the “Class AA Deposit Agreement”) between Wilmington Trust, National Association, as Escrow Agent (the “Escrow Agent”) and Citi, as Depositary (the “Depositary”), (ii) the Deposit Agreement (Class A) dated as of [            ], 2016 (the “Class A Deposit Agreement”) between the Escrow Agent and the Depositary, (iii) the Deposit Agreement (Class B) dated as of [            ], 2016 (the “Class B Deposit Agreement”) between the Escrow Agent and the Depositary and (iv) the [Indemnity and Security Agreement] dated as of [            ], 2016 (the “Indemnity Agreement”, and together with the Class AA Deposit Agreement, the Class A Deposit Agreement and the Class B Deposit Agreement, the “Opinion Documents”) between [            ] and the Depositary. This opinion is furnished to you pursuant to Section 4(b)(5) the Underwriting Agreement with respect to the purchase of the Class AA Certificates and the Class A Certificates, dated as of [            ], 2016 among American Airlines, Inc. and Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as Representatives of the Underwriters named on Schedule I thereto and Section 4(b)(5) of the Underwriting Agreement with respect to the purchase of the Class B Certificates, dated as of [            ], 2016 among American Airlines, Inc. and Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as Representatives of the Underwriters named on Schedule I thereto.

Except as otherwise noted herein, all capitalized terms used herein shall have the respective defined meanings set forth in the Opinion Documents, or by reference therein. For purposes of this opinion, “Banking Business” means the business of buying, selling, paying or collecting bills of exchange, or of issuing letters of credit or of receiving money for transmission or transmitting the same by draft, check, cable or otherwise, or of making loans, or of receiving deposits. In our capacity as counsel to Citi, we have examined each of the Opinion Documents.

On the basis of the assumptions and subject to the qualifications and limitations set forth below, we are of the opinion that:

1. The Opinion Documents constitute the valid and legally binding agreements of Citi, enforceable against Citi in accordance with their respective terms.

2. The execution, delivery and performance by Citi of the Opinion Documents and the consummation of the transactions contemplated therein do not and will not violate any banking law, or any governmental rule or regulation relating thereto, of the United States of America or the State, does not result in a violation of any law or regulation of the State of New York or the United States of America governing the banking or trust powers of Citi and does not require any consent, approval or authorization of, or any registration or filing with, any U.S. federal court or any governmental agency or body.

3. No authorization, consent, approval or other action by, and no notice to or filing with, any banking authority or regulatory body of the United States of America or the State is required for the due execution, delivery and performance by Citi of the Opinion Documents, as the case may be, other than administrative and ministerial filings which Citi is obligated to make in the ordinary course of its business (which filings we have assumed have been and will continue to be made in a timely manner).

4. Citi has the power and authority under the laws of the State and the federal law of the United States of America to execute, deliver and perform its duties under the Opinion Documents.

5. The Deposits made pursuant to the Class AA Deposit Agreement are held by Citi pursuant to the powers granted to it under 12 U.S.C. Section 92a.

Our opinions are subject to the following qualifications and limitations:

(a) Our opinions are subject to and limited by the effect of (i) any applicable bankruptcy, fraudulent conveyance and transfer, moratorium, insolvency, reorganization, receivership, conservatorship, arrangement and other laws affecting and relating to the rights of creditors generally; (ii) general equitable principles; (iii) requirements of reasonableness, good faith, materiality and fair dealing; (iv) generally applicable rules of law that may permit a party who has materially failed to render or offer performance required by the contract to cure that failure unless (A) permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance or (B) it was important in the circumstances to the aggrieved party that performance occur by the date stated in the contract, and (v) additionally, in the case of (A) indemnities, a requirement that facts, known to the indemnitee but not the indemnitor, in existence at the time the indemnity becomes effective that would entitle the indemnitee to indemnification be disclosed to the indemnitor, or a requirement that an indemnity provision will not be read to impose obligations upon indemnitors which are neither disclosed at the time of its execution nor reasonably within the scope of its terms and overall intention of the parties at the time of its making, (B) waivers, Sections 9-602 and 9-603 of the Uniform Commercial Code as in effect at any time in the State (the “UCC”), (C) indemnities, waivers and exculpatory provisions, public policy and (D) restrictions on, or remedies in the event of, assignment or transfer of rights or interests or the creation, attachment, perfection or enforcement of security interests, Sections 9-401(b), 9-406, 9-407, 9-408 and 9-409 of the UCC.

(b) We express no opinion with respect to the enforceability of (A) any consent to jurisdiction clause or waiver of inconvenient forum clause, insofar as any such clause relates to federal courts (except as to the personal jurisdiction thereof); (B) any waiver of trial by jury clause insofar as such clause is sought to be enforced in a federal court, (C) any forum-selection clause, or (D) any choice of venue clause, i.e., requiring actions to be commenced in a particular court in a particular jurisdiction.

(c) In giving our opinions 2, 3 and 4, we have, without independent investigation or verification, relied in part on the representation of internal counsel to Citi that it is not subject to any judgments, orders or other administrative actions specifically applicable to it (and not to banks and financial institutions generally), that would affect such opinions.

In rendering our opinion:

(i) We have, without independent verification, relied, with respect to factual matters, statements and conclusions, on certificates and statements of governmental officials and of individuals identified to us as officials of Citi and on the representations and warranties made by Citi in the Opinion Documents.

(ii) We have examined originals, or copies of originals certified, conformed or otherwise identified to our satisfaction, of such agreements, documents and records as we have considered relevant and necessary as a basis for this opinion.

(iii) We have assumed the accuracy, completeness and authenticity of all original certificates, agreements, documents, records and other materials submitted to us, the conformity with the originals of any copies submitted to us, the genuineness of all signatures and the legal capacity of natural persons.

(iv) We have assumed that (A) Citi (1) is duly incorporated or organized, validly existing and in good standing under the laws of the United States of America and (2) has the corporate power (except as provided in our opinion paragraph 4 above) and has taken all necessary action to authorize it to execute and deliver, and to perform its obligations under, and has duly executed and delivered, each of the Opinion Documents; (B) the execution, delivery and performance by Citi of the Opinion Documents do not and will not (1) violate or conflict with, result in a breach of, constitute a default under (except as provided in our opinion paragraph 2 above), (aa) the organizational documents of Citi, (bb) any agreement or instrument to which Citi or any of its affiliates is a party or by which Citi or any of its affiliates or any of their respective properties may be bound, (cc) any authorization, consent, approval (including without limitation all foreign exchange control approvals) or license (or the like) of, or exemption (or the like) from, any governmental unit, agency, commission, department or other authority granted to or otherwise applicable to Citi or any of its affiliates or any of their respective properties (each a “Governmental Approval”) (other than the Governmental Approvals that are the subject of our opinion in paragraphs 2 and 3 above), (dd) any registration or filing (or the like) with, or report or notice (or the like) to, any governmental unit, agency, commission, department or other authority made by or otherwise applicable to Citi or any of its affiliates or any of their respective properties (each a “Governmental Registration”) (other than the Governmental Registrations that are the subject of our opinion in paragraphs 2 and 3 above), (ee) any order, decision, judgment or decree that may be applicable to Citi or any of its affiliates or any of their respective properties or (ff) any law (other than the federal law of the United States of America and the law of the State, each as in effect on the date hereof), or (2) require any Governmental Approval or any Governmental Registration (other than the Governmental Approvals and Governmental Registrations that are the subject of our opinion in paragraphs 2 and 3 above); (C) all parties to the transactions contemplated in the Opinion Documents will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Opinion Documents; and (D) there are no agreements, instruments, understanding or negotiations between the parties not set forth in the Opinion Documents that would modify the terms or rights and obligations of the parties thereunder.

(v) We have assumed that the Opinion Documents constitute (subject to the same qualifications as are contained in subparagraph (a) of the immediately preceding paragraph above) the valid, legally binding and enforceable agreements of the parties thereto under all applicable law (other than, in the case of Citi, the federal law of the United States of America and the law of the State).

(vi) We have assumed that there exists no provision of any law (other than federal law of the United States of America and the law of the State) which would adversely affect the enforceability of the Opinion Documents.

(vii) We have assumed that the choice of law of the State as the governing law of the Opinion Documents would not result in a violation of an important public policy of another state or country having greater contacts with the transactions contemplated by the Opinion Documents other than the State.

We express no opinion as to the law of any jurisdiction other than the law of the State (excluding the securities and blue sky laws of such State, as to which we express no opinion) and the federal law of the United States of America (excluding the federal securities laws, customs laws and international trade laws as to which we express no opinion), in each case that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to transactions of the type reflected in the Opinion Documents and not including any law that is part of a regulatory regime applicable to specific assets or business of any party to any of the Opinion Documents (other than the laws that are the subject of our opinions in paragraphs 2, 3 and 4) and not including charters, ordinances, bylaws and other laws enacted by political subdivisions of the State.

This opinion speaks only as of the date hereof. We have no responsibility or obligation to update this letter or to take into account changes in law, facts or any other developments of which we may later become aware.

This opinion is rendered by us as counsel for Citi solely for your benefit in connection with the transaction referred to herein and may not be used, circulated, quoted or otherwise referred to or relied upon for any other purpose or by any other person without our prior written consent, except that this letter may be disclosed to (a) legal counsel of the persons listed on Exhibit A hereto and (b) others insofar as it relates to the income tax treatment or tax structure of the transaction.

Very truly yours,

EXHIBIT A

Citibank, N.A.

Wilmington Trust Company

Loan Trustee, Subordination Agent and Pass Through Trustee

Wilmington Trust Company

Paying Agent

American Airlines, Inc.

Owner

Wilmington Trust, National Association

Escrow Agent

KfW IPEX Bank GmbH

Liquidity Provider

Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC Business

Moody’s Investors Service, Inc.

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

Citigroup Global Markets Inc.

Goldman, Sachs & Co.

Morgan Stanley & Co. LLC

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Barclays Capital Inc.

J.P. Morgan Securities LLC

BNP Paribas Securities Corp

Credit Agricole Securities (USA) Inc.

U.S. Bancorp Investments, Inc.

EXHIBIT F

FORM OPINION OF PATRICIA BRIGANTIC, IN-HOUSE COUNSEL TO THE DEPOSITARY

[DATE]

To each Person Listed on

the Schedule of Addressees

Attached Hereto

Re:	Opinion Documents relating to American Airlines Pass Through Trusts 2016-2

Ladies and Gentlemen:

I am a Director and Associate General Counsel of Citigroup Global Markets Inc., a New York corporation, and in such capacity have provided legal services to Citibank, N.A., a national banking association (“Citi”) in connection with (i) the Deposit Agreement (Class AA) dated as of [            ], 2016 (the “Class AA Deposit Agreement”) between Wilmington Trust, National Association, as Escrow Agent (the “Escrow Agent”) and Citi, as Depositary (the “Depositary”), (ii) the Deposit Agreement (Class A) dated as of [            ], 2016 (the “Class A Deposit Agreement”) between the Escrow Agent and the Depositary, (iii) the Deposit Agreement (Class B) dated as of [            ], 2016 (the “Class B Deposit Agreement”) between the Escrow Agent and the Depositary and (iv) the [Indemnity and Security Agreement] dated as of [            ], 2016 (the “Indemnity Agreement”, and together with the Class AA Deposit Agreement, the Class A Deposit Agreement and the Class B Deposit Agreement, the “Opinion Documents”) between [            ] and the Depositary. This opinion is furnished to you pursuant to Section 4(b)(6) the Underwriting Agreement with respect to the purchase of the Class AA Certificates and the Class A Certificates, dated as of [            ], 2016 among American Airlines, Inc. and Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as Representatives of the Underwriters named on Schedule I thereto and Section 4(b)(6) of the Underwriting Agreement with respect to the purchase of the Class B Certificates, dated as of [            ], 2016 among American Airlines, Inc. and Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as Representatives of the Underwriters named on Schedule I thereto. All capitalized terms used in this opinion without definition have the respective meanings assigned to them in the Opinion Documents, as applicable.

In connection with this opinion, I or attorneys under my supervision, have reviewed copies of the Opinion Documents, as well as such corporate records, certificates of public officials, certificates of officers of Citi and other persons, and other documents, and such provisions of law, as I have deemed relevant and appropriate as a basis for the opinions hereinafter expressed. In such review I have assumed the genuineness of all signatures (other than those on behalf of Citi), the authenticity of all documents submitted to me as originals, and the conformity to the original documents of all documents submitted to me as copies. In making my examination of any documents, I have assumed that all parties to such documents, other than Citi, had the requisite power and authority to enter into and to perform all obligations thereunder, and as to all parties, other than Citi, to such documents, I have also assumed the due authorization by all requisite action and the due execution and delivery of such documents and the validity and binding effect thereof. I have relied as to matters of fact upon statements of officers of Citi and others without any independent investigation or verification thereof.

Based upon the foregoing review, and subject to the qualifications expressed herein, I am of the opinion that:

1.	Citi is duly organized and validly existing as a national banking association under the laws of the United States of America.

2.	The execution, delivery and performance by Citi in its capacity as Depositary of the Deposit Agreements is within Citi’s power and authority under the federal banking laws of the United States of America, has been duly authorized by all necessary corporate action on the part of Citi and does not conflict with or otherwise contravene the Articles of Association or By-Laws of Citi.

3.	Each Opinion Document has been duly executed and delivered by Citi.

4.	The Deposits made pursuant to the Class AA Deposit Agreement are held by Citi pursuant to the powers granted to it under 12 U.S.C. §92a.

I express no opinion as to the legality, validity, binding nature or enforceability of any provisions of the Deposit Agreements.

I am admitted to practice in the State of New York, and the opinions expressed above are limited to the laws of the State of New York and the federal laws of the United States of America. The opinions expressed herein shall be effective only as of the date of this opinion letter. I do not assume responsibility for updating this opinion letter as of any date subsequent to the date of this opinion letter, and assume no responsibility for advising you of any changes with respect to the matters described in this opinion letter or from the discovery subsequent to the date of this opinion letter of information not previously known to me pertaining to events occurring prior to the date of this opinion letter.

This opinion letter is provided subject to the following conditions: (a) nothing contained herein shall create any obligation of or right to look to me individually for any claim, liability, damage, loss or expense whatsoever whether arising in contract, in tort (including negligence and strict liability), or otherwise in connection with the transactions contemplated hereby and (b) no judgment, order, or execution entered into in any suit, action, proceeding, whether legal or equitable, with respect to any such matters shall be taken against me.

This opinion letter is limited to the matters expressly set forth herein, and no opinion is implied or may be inferred beyond such matters. I am furnishing this opinion to you solely for your benefit in connection with the Opinion Documents, and no other person is entitled to rely hereon (other than any permitted successors or assigns). This opinion may not be used, circulated, quoted or otherwise referred to for any other purpose without my prior written consent. Pillsbury Winthrop is entitled to rely on this opinion in connection with their opinion of even date being delivered in connection with the transactions contemplated by the Opinion Documents.

Very truly yours,

Patricia Brigantic
Director and Associate General Counsel

SCHEDULE OF ADDRESSEES

Wilmington Trust Company

Loan Trustee, Subordination Agent and Pass Through Trustee

Wilmington Trust Company

Paying Agent

American Airlines, Inc.

Owner

Wilmington Trust, National Association

Escrow Agent

KfW IPEX Bank GmbH

Liquidity Provider

Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC Business

Moody’s Investors Service, Inc.

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

Citigroup Global Markets Inc.

Goldman, Sachs & Co.

Morgan Stanley & Co. LLC

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Barclays Capital Inc.

J.P. Morgan Securities LLC

BNP Paribas Securities Corp

Credit Agricole Securities (USA) Inc.

U.S. Bancorp Investments, Inc.